UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

M/I Homes, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

April 8, 2022

To Our Shareholders:

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Thursday, May 12, 2022. Due to the public health impact of the COVID-19 pandemic, the Annual Meeting will be held solely by remote communication in a virtual-only format. Shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MUKWLRA and shareholders will be able to virtually attend, vote at and submit questions during the Annual Meeting. Shareholders of record at the close of business on March 17, 2022 are entitled to notice of, and to vote at, the Annual Meeting.

Enclosed is a copy of our 2021 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, a notice of the Annual Meeting and a Proxy Statement and proxy card for the Annual Meeting. It is important that your common shares be represented at the Annual Meeting. Please record your vote on the enclosed proxy card and return it promptly in the postage-paid envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. For additional information regarding how to virtually attend, vote at and submit questions during the Annual Meeting, please see “General—Attendance and Participation at the Virtual Annual Meeting” on page 1 of the enclosed Proxy Statement.

Thank you for your ongoing support of, and continued interest in, the Company.

Sincerely,

Robert H. Schottenstein,
Chairman, Chief Executive Officer and President

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

IN THE ENVELOPE PROVIDED OR, ALTERNATIVELY, VOTE YOUR PROXY

ELECTRONICALLY VIA THE INTERNET OR TELEPHONICALLY.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2022

To Each Shareholder of M/I Homes, Inc.:

Notice is hereby given that the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Thursday, May 12, 2022, solely by remote communication in a virtual-only format for the following purposes:

1)	To elect three directors to serve until the Company’s 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

2)	To consider and vote upon a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers;

3)

To consider and vote upon a proposal to approve an amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan to (i) increase the number of common shares available for issuance under the plan from 2,250,000 common shares to 4,250,000 common shares and (ii) provide that, for purposes of equity-based awards to the non-employee directors under the plan, the vesting period will be deemed to be one-year if it runs from the date of one annual meeting of shareholders of the Company to the next annual meeting of shareholders provided that such annual meetings are at least 50 weeks apart;

4)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year; and

5)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Due to the public health impact of the COVID-19 pandemic, the Company is holding the Annual Meeting solely by remote communication in a virtual-only format and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MUKWLRA. Only shareholders of record at the close of business on March 17, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You may virtually attend, vote at and submit questions during the Annual Meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the Rules of Conduct that will be posted on the meeting website. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, you must enter your control number and follow the instructions for voting and submitting questions available on the meeting website. You can find or obtain your control number as follows:

•

Shareholder of Record. If you are a registered shareholder (i.e., your common shares are registered directly in your name with our transfer agent, Computershare), your control number can be found on the enclosed proxy card.

•	Beneficial Owner of Shares in Street Name. If you are a street name shareholder who holds your common shares through an intermediary, such as a broker, bank or other nominee, you must obtain a control number in advance to vote during the Annual Meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker, bank or other nominee by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 9, 2022. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

It is important that your common shares be represented at the Annual Meeting. Whether or not you intend to virtually attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

By Order of the Board of Directors,

Susan E. Krohne,
Secretary

April 8, 2022

THE COMPANY’S NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, PROXY STATEMENT, FORM OF PROXY AND 2021 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ONLINE AT WWW.EDOCUMENTVIEW.COM/MHO.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2022.

The Company’s Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2021 Annual Report to Shareholders are available online at www.edocumentview.com/MHO.

For additional information regarding how to virtually attend, vote at and submit questions during the Annual Meeting, please contact our Investor Relations department at (614) 418-8225 or investorrelations@mihomes.com.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Instead of receiving paper copies of our future proxy statements, proxy cards and annual reports to shareholders in the mail, shareholders may elect to receive such documents electronically via e-mail or the Internet. Receiving your proxy materials electronically saves us the cost of printing and mailing documents to you and reduces the environmental impact of our shareholder communications. Shareholders may sign up to receive or access future shareholder communications electronically as follows:

•	Shareholders of Record. If you are a registered shareholder, you may consent to electronic delivery when voting for the Annual Meeting on the Internet at www.envisionreports.com/MHO.

•

Beneficial Owner of Shares in Street Name. If your common shares are not registered in your name, check the information provided to you by your broker, bank or other nominee or contact your broker, bank or other nominee for information on electronic delivery service.

4131 Worth Avenue, Suite 500

Columbus, Ohio 43219

PROXY STATEMENT

for the

2022 Annual Meeting of Shareholders

To Be Held May 12, 2022

GENERAL

Time, Place and Purposes of Meeting

The 2022 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Annual Meeting”) will be held on Thursday, May 12, 2022 at 9:00 a.m., Eastern Daylight Time, solely by remote communication in a virtual-only format. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to “M/I Homes,” the “Company,” “we,” “our” or “us” refer to M/I Homes, Inc.

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy are first being sent on or about April 8, 2022 to holders of the Company’s common shares, par value $.01 per share (the “Common Shares”), as of the close of business on March 17, 2022 (the “Record Date”). This Proxy Statement is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment thereof. The Company’s 2021 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), is being sent together with this Proxy Statement.

Attendance and Participation at the Virtual Annual Meeting

Due to the public health impact of the COVID-19 pandemic, the Company is holding the Annual Meeting solely by remote communication in a virtual-only format and shareholders will not be able to attend the Annual Meeting in person. The Annual Meeting will be accessible at www.meetnow.global/MUKWLRA. You may virtually attend, vote at and submit questions during the Annual Meeting by joining as a shareholder and following the instructions available on the meeting website. Shareholders should refer to the Rules of Conduct that will be posted on the meeting website. You may also join the Annual Meeting as a guest. Participants who join the Annual Meeting as a guest will not have the ability to vote or submit questions during the Annual Meeting.

To attend and participate in the Annual Meeting as a shareholder, you must enter your control number and follow the instructions for voting and submitting questions available on the meeting website. You can find or obtain your control number as follows:

•

Shareholder of Record. If you are a registered shareholder (i.e., your Common Shares are registered directly in your name with our transfer agent, Computershare), your control number can be found on the enclosed proxy card.

•

Beneficial Owner of Shares in Street Name. If you are a street name shareholder who holds your Common Shares through an intermediary, such as a broker, bank or other nominee, you must obtain a control number in advance to vote during the Annual Meeting. To obtain a control number, you must submit proof of your legal proxy issued by your broker, bank or other nominee by sending a copy of your legal proxy, along with your name and email address, to Computershare via email at legalproxy@computershare.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Daylight Time, on May 9, 2022. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from Computershare that includes their control number.

The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of the applicable software and plugins. Please note that Internet Explorer is no longer supported. We encourage you to access the Annual Meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.

Outstanding Shares and Quorum Requirements

There were 28,324,783 Common Shares outstanding on the Record Date. The Common Shares represent our only class of voting securities entitled to vote at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a shareholder vote at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding Common Shares on the Record Date. Common Shares represented by proxies properly executed and returned to the Company prior to the Annual Meeting or represented by proxies properly and timely submitted electronically via the Internet or telephonically will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain” (on any or all applicable proposals) or “Withheld” (from any or all director nominees) or are not marked at all.

Voting by Proxy

A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning to the Company, prior to the Annual Meeting, the enclosed proxy card in the envelope provided. Alternatively, shareholders holding Common Shares registered directly with our transfer agent, Computershare, may vote their proxies electronically via the Internet or telephonically by following the instructions on their proxy cards. The deadline for voting electronically via the Internet or telephonically is 1:00 a.m., Eastern Daylight Time, on May 12, 2022. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders may pay for access to the Internet and for telephone service. Beneficial owners of Common Shares held in “street name” by a broker, bank or other nominee may also be eligible to vote their proxies electronically via the Internet or telephonically. Beneficial owners should review the information provided to them by their broker, bank or other nominee. This information will set forth the procedures to be followed in instructing their broker, bank or other nominee how to vote the Common Shares held in “street name” and how to revoke previously given instructions.

Broker/dealers who hold Common Shares for beneficial owners in “street name” may, under the applicable rules (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”), sign and submit proxies for such Common Shares and may vote such Common Shares on “routine” matters, such as the ratification of the appointment of auditors, but broker/dealers may not vote such Common Shares on “non-routine” matters, such as the election of directors, the advisory vote on executive compensation and the approval of the proposed amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan, without specific instructions from the beneficial owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on “non-routine” matters, as described in the previous sentence, are referred to as “broker non-votes.”

For information regarding the rights of and procedures for record and beneficial owners of Common Shares to virtually attend, vote at and submit questions during the Annual Meeting, see “—Attendance and Participation at the Virtual Annual Meeting” on page 1 of this Proxy Statement.

Revocation of Proxies

A record holder may revoke its proxy by (1) filing a written notice with the Company prior to the Annual Meeting revoking the proxy, (2) duly executing and returning to the Company prior to the Annual Meeting a proxy card bearing a later date, (3) properly and timely casting a new vote electronically via the Internet or telephonically or (4) virtually attending the Annual Meeting and voting. Virtually attending the Annual Meeting without voting your Common Shares will not revoke a previously delivered proxy. Beneficial owners of Common Shares held in “street name” should follow the instructions provided by their broker, bank or other nominee to revoke a previously delivered proxy. Subject to such revocation and except as otherwise stated in this Proxy Statement or in the form of proxy, all proxies properly executed that are received prior to the Annual Meeting and all proxies properly and timely voted electronically via the Internet or telephonically will be voted in accordance with the instructions contained therein. If no instructions are given, proxies (excluding broker non-votes) will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (Proposal No. 2), FOR the approval of the proposed amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan (Proposal No. 3), FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022 (Proposal No. 4) and at the discretion of the proxy holders on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

Proposal No. 1

ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Regulations (as amended, the “Regulations”), the Board is comprised of nine directors, divided into three classes with staggered three-year terms. A class of three directors is to be elected at the Annual Meeting. The Board has nominated the persons set forth in the table below for election as directors of the Company at the Annual Meeting.

The three nominees receiving the greatest number of votes cast will be elected to serve until the Company’s 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee (or all of the nominees) and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the election of such nominee(s). However, pursuant to the Board’s majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the Board. See “Information Regarding the Board, its Committees and Corporate Governance—Majority Voting Policy” on page 13 of this Proxy Statement for more information regarding our majority voting policy.

Unless otherwise specified in your proxy, the Common Shares voted pursuant to your proxy will be voted FOR the election of the director nominees identified below. The Board has no reason to believe that any nominee will not serve as a director if elected at the Annual Meeting. If any nominee becomes unable to serve or for good cause will not serve as a director, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board.

Your Board of Directors unanimously recommends a vote FOR each of the director nominees named below.

BOARD OF DIRECTORS

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since
Director Nominees – Term to Expire at 2025 Annual Meeting of Shareholders

Friedrich K.M. Böhm*	80	Consultant for large real estate development projects. Mr. Böhm served as a partner of White Oak Partners, a private equity firm, from 2008 until 2015; Chairman of White Oak Partners from 2008 until 2013; Chairman Emeritus of NBBJ, an international architectural firm, from 2006 until 2008; Chairman of NBBJ from 1997 until 2006 and Managing Partner and Chief Executive Officer of NBBJ from 1987 until 1997. He currently serves as a director of The Daimler Group and White Oak Partners and was formerly a director of TRC Companies, Inc., The Huntington National Bank and NBBJ. In November 2013, Mr. Böhm was appointed as the Company’s Lead Independent Director.	1994

		Committee Memberships: Audit; Compensation (Chairman); Executive

For nearly 20 years, Mr. Böhm served in an executive role with NBBJ, a leading international architectural firm that has designed communities, buildings, products, environments and digital experiences, including over 300,000 housing units. Mr. Böhm provides the Board with extensive and broad-based operating, design, strategic planning and management/leadership experience.

William H. Carter*	68

Executive Vice President and Chief Financial Officer of Hexion Inc. (formerly known as Momentive Specialty Chemicals Inc.), an international specialty chemicals and materials company, from April 1995 until December 2015, and a director of Hexion Inc. from November 2001 until December 2015. Mr. Carter also served as Executive Vice President and Chief Financial Officer and a director of Momentive Performance Holdings LLC and its wholly-owned subsidiary, Momentive Performance Materials Inc., from October 2010 until October 2014. Prior to joining Hexion Inc., Mr. Carter was a partner with Price Waterhouse LLP, which he joined in 1975. He currently serves as a director of Lancaster Colony Corporation.

Committee Membership: Audit (Chairman)

			2012

Mr. Carter has more than 40 years of finance and accounting experience, including having served as a chief financial officer of a public-reporting company and a partner for an independent registered public accounting firm. Through this extensive experience, he provides the Board with valuable expertise in numerous financial areas, including accounting, tax, treasury, capital markets and strategic planning.

Robert H. Schottenstein	69	Chairman of the Company since March 2004, Chief Executive Officer of the Company since January 2004 and President of the Company since May 1996. Mr. Schottenstein currently serves as a director of Bath & Body Works, Inc. (formerly known as L Brands, Inc.) and served as a director of Installed Building Products, Inc. from April 2014 until March 2020. Mr. Schottenstein also currently serves on the Board of The Ohio State University Wexner Medical Center, The Ohio State University Foundation, One Columbus, Jewish Columbus, the Jewish Federations of North America and is a member of the Columbus Partnership. In addition, he serves on the	1993

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Executive Committee and as Vice Chair of The Harvard University Joint Center for Housing. He served as a Trustee of The Ohio State University from 2005 until 2014 and as the Chair of the Board of Trustees from 2012 until 2014.

Committee Membership: Executive (Chairman)

Mr. Schottenstein’s day-to-day leadership as Chief Executive Officer of the Company, more than 30 years of service with the Company in various roles spanning production, sales and land acquisition/disposition and development, family relationship (he is the son of one of the founders of the Company) and previous experience as a real estate attorney provides the Board with extensive knowledge of our operations, business, industry and history and management/leadership and strategic planning experience.

Directors – Term to Expire at 2023 Annual Meeting of Shareholders

Phillip G. Creek	69	Chief Financial Officer of the Company since September 2000, Executive Vice President of the Company since February 2008 and Chief Financial Officer of M/I Financial LLC, a wholly-owned subsidiary of the Company (“M/I Financial”), since September 2000. Committee Membership: Executive	2002

Mr. Creek has served in various management positions with the Company since 1993 and has worked in the homebuilding industry for over 40 years. Mr. Creek has extensive experience in finance, accounting, strategic planning, homebuilding operations, investor relations and capital markets and provides the Board with valuable knowledge of the homebuilding industry and the Company’s operations.

Nancy J. Kramer*	66	Founder of Resource/Ammirati, a digitally led creative agency established in 1981 that was acquired by IBM, an international technology company, in 2016, and Global Chief Evangelist for IBM since 2016. Ms. Kramer currently serves as a director of Root Insurance, Inc., as Chair of the Governing Committee of The Columbus Foundation, as Vice Chair of the Columbus Partnership and on the Board of Trustees of the Wexner Center for the Arts. Committee Membership: Audit; Nominating and Governance	2015

Ms. Kramer has more than 30 years of experience in the technology, marketing and advertising industries. Her extensive experience provides the Board with valuable expertise with digital technology transformation, interactive marketing and advertising.

Norman L. Traeger*	82	Founder of Varsity House, a provider of printed sportswear, in 1961, United Skates of America, a chain of family fun centers, in 1971 and The Discovery Group, a venture capital firm, in 1983. Mr. Traeger currently owns and manages industrial, commercial and office real estate. He currently serves as a director of The Discovery Group. Committee Memberships: Audit; Compensation; Nominating and Governance (Chairman)	1997

Mr. Traeger’s diverse background as a business owner and operator, venture capitalist and real estate developer provides the Board with significant experience in sales, marketing, strategic planning and capital formation, as well as entrepreneurial, real estate and operational expertise.

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since
Directors – Term to Expire at 2024 Annual Meeting of Shareholders

Michael P. Glimcher*	54

Chairman, President and Chief Executive Officer of Donahue Schriber Realty Group, a private real estate investment trust, since November 2020. Mr. Glimcher served as Chief Executive Officer of Starwood Retail Partners, LLC, a developer and operator of retail malls and shopping centers, from September 2017 until October 2020; Principal of Glimcher Legacy, a non-retail real estate firm, from June 2016 until September 2017; Vice Chairman and Chief Executive Officer of WP Glimcher, a publicly-traded real estate investment trust formed through the merger of Washington Prime Group, Inc. and Glimcher Realty Trust, from January 2015 until June 2016; Chairman of Glimcher Realty Trust, a publicly-traded real estate investment trust, from September 2007 until January 2015; and Chief Executive Officer of Glimcher Realty Trust from January 2005 until January 2015. Mr. Glimcher currently serves as Vice Chair of the Governing Committee of The Columbus Foundation and on the Board of Trustees of the Wexner Center for the Arts. He is also a member and past Trustee of the International Council of Shopping Centers and a member of The Real Estate Roundtable.

Committee Membership: Compensation; Nominating and Governance

			2013

As the Chairman, President and Chief Executive Officer of a private real estate investment trust specializing in development, acquisition, leasing, marketing and asset management in the Western United States and a former Chairman and Chief Executive Officer of a publicly-traded real estate investment trust with real estate projects across the United States, Mr. Glimcher brings the Board management/leadership, public company, risk management, corporate governance and real estate development, investment and construction experience.

Elizabeth K. Ingram*	51	Chair of the Board of Directors of White Castle System, Inc., a restaurant chain with approximately 350 locations and a manufacturing business that sells products to retailers in all 50 states, since 2021, Chief Executive Officer of White Castle System, Inc. since 2016 and President of White Castle System, Inc. since 2013. Ms. Ingram currently serves on the Board of Directors of OhioHealth and the Governing Committee of The Columbus Foundation and is also a member of the Columbus Partnership.	2019

		Committee Membership: Compensation; Nominating and Governance

As the Chair of the Board, Chief Executive Officer and President of a restaurant chain and manufacturing business with extensive operations across the United States, Ms. Ingram provides the Board with diverse and valuable experience in numerous areas, including management/leadership, risk management, sales, marketing, customer service and strategic planning.

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since
Kumi D. Walker*	44	Technologist, advisor and investor. Mr. Walker served as the Chief Business Development & Strategy Officer of Root Insurance, Inc., a publicly-traded technology company which offers personal automobile insurance, from January 2018 until October 2021 and as General Manager of Live Video and Global Head of Platform Business Development for Twitter, a publicly-traded social networking service, from 2014 until January 2018. He currently serves on the Board of Directors of Olive.ai and the Board of Trustees of the Central Ohio Transit Authority.	2020

		Committee Membership: Nominating and Governance

As an experienced c-level technologist, advisor and investor and the former Chief Business Development & Strategy Officer of a publicly-traded company, Mr. Walker provides the Board with management/leadership, technology, interactive marketing, advertising, business development and strategic planning experience.

*	Independent director under the NYSE Rules.

INFORMATION REGARDING THE BOARD, ITS COMMITTEES AND CORPORATE GOVERNANCE

Qualifications and Nomination of Directors

The Nominating and Governance Committee of the Board is responsible for providing oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. The Board, taking into account the recommendations of the Nominating and Governance Committee, selects the nominees for election as directors at the annual meeting of shareholders.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it deems appropriate, in light of the then-current needs of the Board, including: independence; judgment; character, ethics and integrity; diversity; and business or other relevant experience, skills and knowledge useful to the oversight of the Company’s business, including experience with businesses and organizations of comparable size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience, skills and knowledge relative to other directors, and specialized experience, skills or knowledge. The Nominating and Governance Committee does, however, believe that all directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to the Board and no conflict of interest that would interfere with performance.

The Nominating and Governance Committee at least annually reviews the composition of the Board. The Nominating and Governance Committee believes that diversity is an important attribute of a well-functioning board and considers diversity of gender, race, ethnicity, education, professional experience, viewpoints, backgrounds and skills when identifying director nominees. The Nominating and Governance Committee does not, however, assign a specific weight to particular factors and, depending upon the then-current needs of the Board, may weigh certain factors more or less heavily. The Board and the Nominating and Governance Committee are committed to using refreshment opportunities to consider gender and racially/ethnically diverse director candidates. To reflect and implement our commitment, in February 2021, the Board adopted a policy (which is set forth in the Nominating and Governance Committee Charter) that requires the Nominating and Governance Committee to take reasonable steps to ensure that female and minority candidates are considered for the pool of candidates from which new director nominees are chosen. The Nominating and Governance Committee assesses its effectiveness in achieving Board diversity when reviewing the composition of the Board. As part of its annual review of Board composition, the Nominating and Governance Committee also considers director tenure. The Nominating and Governance Committee recognizes the benefits of directors with longer tenures (including board stability, institutional knowledge and experience with the cyclical nature of the homebuilding industry) as well as the benefits of directors with shorter tenures (fresh perspectives and viewpoints) and seeks to find an appropriate balance.

Beyond the directors’ diverse backgrounds, skills, experience and expertise as described above in their respective biographical summaries, three of our nine directors (three of our seven non-employee directors) are female or racially diverse, two of our nine directors (two of our seven non-employee directors) are female and one of our nine directors (one of our seven non-employee directors) is racially diverse. Additionally, four of our directors have served on the Board for less than ten years, one of our directors has served on the Board for approximately ten years and four of our directors have served more than ten years.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, and a written statement from the candidate consenting to serve as a director, if so nominated and elected. In addition, shareholders who wish to nominate one or more persons for election as a director at the annual meeting of shareholders may do so, provided they comply with the nomination procedures set forth in our Regulations. To nominate one or more persons for election as a director at an annual meeting, our Regulations require that a shareholder give written notice of such shareholder’s intent to make such nomination(s) by personal delivery or by United States mail, postage pre-paid, to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting or, in the case of a special meeting, within seven days after the date the Company mails or otherwise gives notice of the date of the meeting). Such notice must set forth: (1) the name and address of the shareholder intending to make the nomination and the person(s) to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) is to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”) had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Pursuant to its written charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date.

Director Independence

The Board has determined that seven of its nine members (Friedrich K.M. Böhm, William H. Carter, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Norman L. Traeger and Kumi D. Walker) qualify as independent under the NYSE Rules. When determining whether a director qualifies as independent, the Board, in accordance with the NYSE Rules, broadly considers all relevant facts and circumstances to determine whether the director has any material relationship with the Company, either directly or indirectly (as a partner, shareholder or officer of an organization that has a relationship with the Company), other than serving as one of our directors.

Pursuant to our Corporate Governance Guidelines, each independent director is required to notify the Chairman of the Board, as soon as practicable, in the event the director’s circumstances change in a manner that may affect the Board’s evaluation of his or her independence.

Board Committees

During 2021, the Board had four standing committees: the Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Executive Committee. In accordance with the applicable rules of the SEC (the “SEC Rules”) and the NYSE Rules, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has its own written charter, which is available on the Company’s website at www.mihomes.com under the “Investors” heading. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee annually reviews and assesses the adequacy of its respective charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

Audit Committee. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit function.

The Audit Committee charter sets forth the specific responsibilities and duties of the Audit Committee, which include:

•	reviewing and discussing the overall scope of the independent registered public accounting firm’s annual audit plans, including staffing, professional services, audit procedures and fees;

•	reviewing and discussing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

•	reviewing and discussing the Company’s quarterly financial statements and annual audited financial statements and related disclosures;

•	discussing the assessments of the adequacy and effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

•	discussing the guidelines and policies used by management to govern the process by which risk assessment and risk management is undertaken, paying particular attention to financial risk exposures;

•	monitoring and reporting to the Board concerning the independence, qualifications and performance of the independent registered public accounting firm;

•	reviewing and pre-approving all audit services and permitted non-audit services to be performed for the Company or its subsidiaries;

•	reviewing the internal auditors’ annual audit plans and reviewing reports concerning the results of internal audits;

•	reviewing and discussing with the internal auditors their assessments of the Company’s risk management processes and system of internal control;

•	establishing procedures for the confidential submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	engaging the independent registered public accounting firm; and

•

reviewing any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm or the performance of the internal audit function.

Each member of the Audit Committee qualifies as independent and is financially literate under the applicable SEC Rules and NYSE Rules. The Board has determined that the Audit Committee’s Chairman, William H. Carter, qualifies as an audit committee financial expert as defined by applicable SEC Rules. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met eight times during 2021. The Audit Committee also met eight times with the Company’s senior financial management, including the internal auditors, and the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. The Audit Committee’s report relating to the 2021 fiscal year appears on page 69 of this Proxy Statement.

Compensation Committee. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the compensation to be provided to the executive officers and directors of the Company.

The Compensation Committee charter sets forth the specific responsibilities and duties of the Compensation Committee, which include:

•	establishing the Company’s executive compensation philosophy, objectives and policies;

•	reviewing, approving and determining the amount and form of compensation for the executive officers;

•	reviewing and making recommendations to the Board regarding the amount and form of non-employee director compensation;

•	reviewing and making recommendations to the Board concerning, and administering, the Company’s cash incentive and equity-based compensation plans;

•	reviewing and discussing with the Board the Company’s organizational structure and plans for management succession;

•

reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and recommending to the Board whether to include such Compensation Discussion and Analysis section in the proxy statement; and

•	preparing a report on executive officer compensation for inclusion in the proxy statement.

Additionally, in 2021 in connection with our focus on diversity, equity and inclusion (“DEI”), the Board delegated to the Compensation Committee responsibility for periodically reviewing the Company’s policies and practices concerning human capital management and DEI.

Our human resources department supports the Compensation Committee, and the Compensation Committee from time to time delegates to the human resources department its authority to fulfill certain administrative functions. The Compensation Committee has the sole authority under its charter to retain, terminate and approve the fees and terms of retention of any compensation consultant, legal counsel or other advisor it deems necessary to assist in the performance of its duties, but only after taking into consideration all factors relevant to such consultant’s, counsel’s or advisor’s independence from management, including any factors specified in the NYSE Rules. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains.

Each member of the Compensation Committee qualifies as independent under the applicable NYSE Rules. The Compensation Committee met six times during 2021. The Compensation Committee’s report relating to the 2021 fiscal year appears on page 55 of this Proxy Statement. See “Compensation Discussion and Analysis” on page 36 of this Proxy Statement for more information concerning the activities of the Compensation Committee with respect to the 2021 fiscal year, including the Compensation Committee’s engagement of Pearl Meyer & Partners (“Pearl Meyer”), an independent outside consulting firm, to assist the Compensation Committee in the design of the Company’s 2021 executive compensation program.

Nominating and Governance Committee. The primary purpose of the Nominating and Governance Committee is to assist the Board on the broad range of issues surrounding the composition and operation of the Board.

The Nominating and Governance Committee charter sets forth the specific responsibilities and duties of the Nominating and Governance Committee, which include:

•	identifying individuals qualified to become directors;

•	recommending to the Board director nominees for the next annual meeting of shareholders;

•	evaluating and making recommendations to the Board concerning the number, organization, functions and composition of Board committees;

•	reviewing our Corporate Governance Guidelines and recommending changes to the Board, as appropriate;

•	reviewing the Company’s policies and practices concerning corporate social responsibility, including environmental, social and governance (“ESG”) matters; and

•	leading the Board in an annual self-evaluation process.

Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE Rules. The Nominating and Governance Committee met four times during 2021.

Executive Committee. When the Board is not in session, the Executive Committee may exercise those powers and carry out those duties of the Board which may lawfully be delegated by the Board. During 2021, the Executive Committee did not hold any formal meetings.

During 2021, the Board held six meetings, and each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the period such director served).

Corporate Governance Guidelines

In accordance with the NYSE Rules, the Board operates pursuant to written Corporate Governance Guidelines which are intended to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements. The Corporate Governance Guidelines are available on the Company’s website at www.mihomes.com under the “Investors” heading.

Majority Voting Policy

Our Corporate Governance Guidelines include a majority voting policy that applies in uncontested elections of directors (i.e., an election of directors in which the number of nominees for director does not exceed the number of directors to be elected). Under this policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the Board promptly following the certification of the election results. The Nominating and Governance Committee will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject the resignation. The Board will act on each tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that they deem relevant or appropriate. The Board will promptly publicly disclose its decision whether to accept or reject such tendered resignation and, if rejected, the reasons for rejecting the tendered resignation.

Any director who tenders his or her resignation may not participate in the Nominating and Governance Committee recommendation or Board action regarding whether to accept or reject the tendered resignation. If a majority of the members of the Nominating and Governance Committee receives a majority withheld vote in the same election, then the Board will appoint a committee comprised solely of independent directors who did not receive a majority withheld vote in that election to consider each tendered resignation and recommend to the Board whether to accept or reject it.

If a director’s tendered resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected and qualified or his or her earlier death, resignation or removal. If a director’s tendered resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the provisions of, and to the extent permitted by, our Regulations.

Neither abstentions nor broker non-votes will be deemed votes “for” or “withheld” from a director’s election and will therefore have no effect in determining whether a majority withheld vote has occurred.

Board Leadership Structure

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the combined role of Chairman and Chief Executive Officer, as supplemented by our Lead Independent Director (as discussed below), is the most effective leadership structure for us at the present time. The Board believes that our Chief Executive Officer is best qualified to serve as Chairman because, as the officer ultimately responsible for our operations and performance, he has an in-depth knowledge of our business, operations, risks and industry and is uniquely positioned to effectively identify and lead discussions concerning our strategic priorities. The Board further believes that the combined role promotes the development and execution of our business strategy, provides a clear leadership structure for our management team and facilitates the flow of information between management and the Board. In addition, the Board believes that our current Chief Executive Officer’s family relationship (he is the son of one of our founders) and more than 30 years of service with us in various roles spanning production, sales and land acquisition/disposition and development further qualify him to serve as Chairman.

Lead Independent Director. To supplement our leadership structure, the Board created a Lead Independent Director position, which is currently held by Friedrich K.M. Böhm. The Lead Independent Director serves at the discretion of, and is annually elected by, our independent directors. The Lead Independent Director has the following duties and responsibilities:

•	review with the Chairman and approve the agenda for meetings of the Board;

•	review with the Chairman and approve the schedule for meetings of the Board to ensure there is sufficient time for discussion of all agenda items;

•	review with the Chairman and approve information provided to the Board;

•	call executive sessions or meetings of the independent or non-management directors, as he or she deems necessary or appropriate, and preside at all such executive sessions or meetings;

•	preside at all meetings of the Board at which the Chairman is not present;

•	meet separately with the Chairman after executive sessions of the independent or non-management directors to review matters considered during such sessions;

•	serve as the liaison between the Chairman and the independent directors;

•	be available for consultation and direct communication with our shareholders, if requested; and

•	perform such other duties as the Board may from time to time delegate.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate.

Board’s Role in Risk Oversight

The Board has oversight responsibility for our risk management program. Management is responsible for identifying and managing risk and reports to the Board (or the applicable committee) regarding the material risks that have been identified, how those risks are being managed and strategies for mitigating those risks. While management reviews and manages risk on a company-wide basis, it focuses on four primary areas: (1) financial risk; (2) legal, compliance and regulatory risk; (3) cybersecurity risk; and (4) operational and strategic risk. The Board carries out its risk oversight responsibility directly and through its committees. The full Board directly oversees and reviews cybersecurity risk and operational and strategic risk (including risk related to management of our capital structure and balance sheet) and receives regular reports from the committee chairs regarding risk oversight in the committees’ respective areas of responsibility. During 2021, the Board also continued to devote attention to the risks related to the COVID-19 pandemic, including health and safety risks and risks related to the labor and supply shortages and cost increases being experienced across the homebuilding industry as a result of the COVID-19 pandemic and strong demand.

The Audit Committee oversees and reviews financial risk (including our internal controls) and legal, compliance and regulatory risk. In carrying out these responsibilities, the Audit Committee, among other things, meets with our independent registered public accounting firm (with and without management present) on a quarterly basis to discuss the firm’s review of our interim financial information and, after our fiscal year end, to discuss the firm’s audit of our annual consolidated financial statements and internal control over financial reporting. The Audit Committee also meets quarterly with our internal auditors and receives an annual risk assessment report from our internal auditors.

The Compensation Committee oversees and reviews risk related to our compensation practices. In connection with its oversight of our executive compensation program, the Compensation Committee reviews and evaluates whether our compensation policies and practices relating to our employees (as well as our executive officers) present a material risk to us. During its review and evaluation, the Compensation Committee focuses on any incentives that may create, and any factors that may reduce the likelihood of, excessive risk taking by our employees (including our executive officers). Based on this review, the Compensation Committee has concluded that our compensation policies and practices for our employees (including our executive officers) do not create risks that are reasonably likely to have a material adverse effect on us.

The Nominating and Governance Committee oversees and reviews risk related to the composition and operation of our Board, including director independence, diversity and potential conflicts of interest. In addition, in 2021, the Board delegated to the Nominating and Governance Committee responsibility for overseeing risk related to ESG matters.

ESG Practices

During 2021, our ESG working group (which we formed in 2020 and is comprised of certain members of our leadership team and other members from a cross section of the Company) continued to focus on advancing our ESG practices and reporting. Among other things, the ESG working group continued to evaluate the impact of our business on the environment and how our actions contribute to sustainability (including through green space preservation, redevelopment activities and incorporation of energy efficient technology and building standards), the risks to our business from climate change, our human capital management policies and practices (including our DEI initiatives), our community engagement and our corporate governance practices. In 2021, we also published our second annual Environmental, Social and Governance Report which discusses our ESG policies, initiatives and strategies and includes certain quantifiable performance indicators for 2020. These performance indicators were based on the Sustainability Accounting Standards Board industry-specific standards and applicable aspects of the Global Reporting Initiative standards. We believe the Environmental, Social and Governance Report demonstrates our commitment to integrate sustainable values into our company and business. A copy of the Environmental, Social and Governance Report is available on our website at www.mihomes.com under the “Investors” heading. Information on our website, including the Environmental, Social and Governance Report, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.

Executive Sessions

In accordance with our Corporate Governance Guidelines and the NYSE Rules, our independent directors meet without management or the inside directors at every regularly scheduled Board meeting and at such other times as our Lead Independent Director or a majority of our independent directors deem necessary or appropriate. Our Lead Independent Director chairs each executive session. During 2021, the independent directors held four executive sessions.

Attendance at Annual Shareholder Meetings

The Company does not have a formal policy with respect to attendance by our directors at our annual meetings of shareholders. However, directors are encouraged to attend, and the Board and its committees meet immediately following each annual meeting of shareholders. All nine of our directors attended the 2021 Annual Meeting of Shareholders.

Communications with the Board of Directors

The Board believes it is important for shareholders and other interested parties to have a process by which to communicate with the Board. Accordingly, shareholders and other interested parties who wish to communicate with the Board or a particular director or group of directors (including the non-management and independent directors) may do so by sending a letter to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder/Interested Party-Board Communication” or “Shareholder/Interested Party-Director Communication.” All such letters must identify the author as a shareholder or other interested party (indicating such interest) and clearly state whether the intended recipients are all members of the Board or certain specified directors. The Secretary will circulate such letters to the entire Board or the specified directors, as appropriate.

Code of Business Conduct and Ethics

The Company’s directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions) must comply with our Code of Business Conduct and Ethics, which meets the applicable SEC Rules and NYSE Rules. The Code of Business Conduct and Ethics is available on the Company’s website at www.mihomes.com under the “Investors” heading or by writing to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Secretary. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics by posting such information on our website.

Review, Approval or Ratification of Related Person Transactions

All Related Person Transactions (as defined below) are subject to our written Related Person Transaction Policy. Under this policy, the Audit Committee is responsible for reviewing and approving (or ratifying) all Related Person Transactions. In carrying out its responsibilities, the Audit Committee considers all relevant facts and circumstances relating to a Related Person Transaction and either approves (or ratifies) or disapproves the transaction. While the relevant facts and circumstances vary depending on the Related Person Transaction, they generally include:

•	the benefits to the Company of the transaction;

•	the terms of the transaction;

•	the interest of the Related Person (as defined below) in the transaction;

•	the alternatives to entering into the transaction;

•	whether the transaction is on terms comparable to those available from third parties; and

•	the overall fairness of the transaction.

The Audit Committee will approve (or ratify) a Related Person Transaction only if it determines that it is in the best interests of the Company. No director may participate in the consideration or approval (or ratification) of a Related Person Transaction with respect to which he or she or any of his or her immediate family members is a Related Person. The Audit Committee may, from time to time, delegate its duties under the Related Person Transaction Policy to the Audit Committee Chairman.

To the extent practicable, all Related Person Transactions will be approved in advance. If advance approval is not practicable, or if a Related Person Transaction that has not been pre-approved is brought to the attention of the Audit Committee, the Audit Committee will promptly consider all of the relevant facts and circumstances in its ratification of the transaction. Our directors, executive officers and other members of management are responsible for bringing all proposed Related Person Transactions of which they have knowledge to the attention of the Audit Committee Chairman.

Under our policy, a “Related Person Transaction” is any transaction, arrangement or relationship in which the Company or any of our subsidiaries was or is to be a participant, the amount involved exceeds $120,000 and any Related Person had or will have a direct or indirect material interest. A “Related Person” is any person who is: (1) a director (or nominee for director) or executive officer of the Company; (2) to our knowledge, the beneficial owner of more than 5% of the Common Shares; or (3) any immediate family member of any of the foregoing persons.

During 2021 and the year-to-date period in 2022, the Company has not been a participant in any Related Person Transaction.

Proposal No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC Rules and our Board policy requiring an annual “say-on-pay” vote, we are asking our shareholders to approve the following non-binding resolution on the compensation of our executive officers identified in the Summary Compensation Table on page 56 of this Proxy Statement (the “Named Executive Officers”):

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and all related disclosures.

The “Compensation Discussion and Analysis” on page 36 of this Proxy Statement describes our executive compensation philosophy and objectives, our Named Executive Officers’ 2021 compensation and how and why the Compensation Committee determined the 2021 compensation. As described in the “Compensation Discussion and Analysis,” through a mix of (1) base salary, (2) annual cash performance bonus and (3) long-term equity awards, we seek to (a) attract and retain exceptional executives, (b) motivate our executives, (c) align the interests of our executives and our shareholders and (d) reward performance. We are committed to a pay-for-performance philosophy. As a result, the Compensation Committee generally designs our annual executive compensation program so that a significant majority of each Named Executive Officer’s compensation is at risk or variable and dependent upon our performance and/or appreciation in the price of our Common Shares. We urge shareholders to read the “Compensation Discussion and Analysis” as well as the Summary Compensation Table and other related compensation tables on pages 56-66 of this Proxy Statement.

This vote on our executive compensation program is advisory which means that it is not binding on us. However, the Compensation Committee values the opinions of our shareholders. If there is a significant vote against this proposal, the Committee will consider our shareholders’ concerns and evaluate what actions are necessary to address those concerns.

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against this proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

Proposal No. 3

APPROVAL OF AMENDMENT TO THE M/I HOMES, INC. 2018 LONG-TERM INCENTIVE PLAN

On February 17, 2022, the Board unanimously adopted, subject to approval by our shareholders at the Annual Meeting, an amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”) to (1) increase the number of Common Shares available for issuance thereunder from 2,250,000 Common Shares to 4,250,000 Common Shares and (2) provide that, for purposes of equity-based awards to our non-employee directors thereunder, the vesting period will be deemed to be one-year if it runs from the date of one annual meeting of our shareholders to the next annual meeting of our shareholders provided that such annual meetings are at least 50 weeks apart (the “2018 LTIP Amendment”). In this Proposal No. 3, we are asking our shareholders to approve the 2018 LTIP Amendment.

The purpose of the 2018 LTIP is to promote our long-term financial success and increase shareholder value by motivating performance through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan. The 2018 LTIP serves these purposes by making equity- and cash-based awards available for grant to eligible participants in the form of:

•	nonqualified stock options to purchase Common Shares (“NQSOs”);

•	incentive stock options to purchase Common Shares (“ISOs” and, together with NQSOs, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted Common Shares (“Restricted Stock”);

•	other stock-based awards—awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of our Common Shares (“Other Stock-Based Awards”); and

•	cash-based awards (“Cash Awards”).

The Proposed 2018 LTIP Amendment

The proposed 2018 LTIP Amendment makes two changes to the 2018 LTIP.

Increase in Share Authorization.    We are proposing to increase the aggregate number of Common Shares available for grant under the 2018 LTIP by 2,000,000 Common Shares. As of the Record Date (and excluding the proposed share increase), 251,182 Common Shares remained available for future grants of awards under the 2018 LTIP, assuming, for purposes of our outstanding performance share units (“PSUs”), achievement of the performance goals at the target level (or 168,487 Common Shares remained available for future grants of awards, assuming, for purposes of our outstanding PSUs, achievement of the performance goals at the maximum level).

The 2018 LTIP is our only equity incentive plan. Because we believe equity compensation is a valuable tool to attract and retain exceptional personnel, motivate performance and align the interests of our personnel with the interests of our shareholders, we believe that the 2018 LTIP Amendment is critically important to our future success. By increasing the number of Common Shares available for issuance under the 2018 LTIP by 2,000,000 Common Shares, we estimate, based on historical grant practices and expected future grants, that we will have a sufficient number of Common Shares available for issuance under the 2018 LTIP to meet our equity-based compensation needs for approximately the next three years. If our shareholders do not approve the 2018 LTIP Amendment, we do not expect to have enough Common Shares available for issuance under the 2018 LTIP to fund our normal annual equity grants in 2023.

We recognize that equity awards dilute existing shareholders, and we are committed to responsible management of our equity compensation program. The Compensation Committee annually reviews our equity compensation program to ensure that we balance the goals of attracting, retaining and motivating our employees with our shareholders’ interest in limiting dilution. In reaching our conclusion as to the appropriate number of additional Common Shares to seek to add to the 2018 LTIP in this proposal, we reviewed, among other measures, our burn rate. Burn rate measures how rapidly a company is depleting its shares reserved for equity compensation, and is commonly used by investors and proxy advisory firms to evaluate proposals relating to equity compensation plans.

We have a three-year average burn rate as of December 31, 2021 of 1.85%, which is below the Institutional Shareholder Services (“ISS”) burn rate benchmark of 5.36% applied to our ISS industry classification (consumer durables and apparel). The following table summarizes the number of equity awards granted and our burn rate for each of the last three fiscal years:

	2019	2020	2021
Options	423,500	424,500	435,500
PSUs (1)	53,692	45,771	30,875
Director Stock Units	24,000	24,000	—
Director Restricted Stock Units	—	—	20,370
Total	501,192	494,271	486,745
Total (assuming 1.50x volatility multiplier) (2)	540,038	529,157	512,368
Weighted average Common Shares outstanding	27,846,341	28,609,873	29,092,095
Burn rate(2)	1.94%	1.85%	1.76%

(1)	Includes PSUs at target.

(2)

The burn rate was calculated for each year based on the sum of the Options, PSUs and director stock units or director restricted stock units granted during the year (assuming a 1.50x multiplier for the PSUs, director stock units and director restricted stock units) divided by the weighted average number of Common Shares outstanding for such year. If the PSUs, director stock units and director restricted stock units were not adjusted for a 1.50x multiplier, our three-year average burn rate as of December 31, 2021 would be 1.73%.

As of the Record Date, there were (1) 2,064,000 outstanding options under the 2018 LTIP and its predecessor plans, (2) 136,059 outstanding director stock units under the 2018 LTIP and its predecessor plans, (3) 20,370 outstanding director restricted stock units under the 2018 LTIP, (4) 106,979 outstanding PSUs under the 2018 LTIP (assuming achievement of the performance goals at the target level), (5) 54,846 outstanding phantom stock units under our deferred compensation plans and (6) 28,324,783 outstanding Common Shares. The outstanding options have a weighted average exercise price of $40.04 and a weighted average term to expiration of seven years. With respect to the outstanding PSUs, the actual number of PSUs that will vest and be earned depends upon our future performance and may be increased by up to 50% from the target number if we achieve the maximum performance level for all of the applicable performance goals and be decreased to zero if we fail to achieve the threshold performance level for all of the applicable performance goals.

The Compensation Committee retained Pearl Meyer, its independent compensation consultant, to analyze the 2018 LTIP Amendment, including the appropriate number of Common Shares to add to the 2018 LTIP. Pearl Meyer reviewed, among other things, our burn rate, our historical grant practices and the terms of the 2018 LTIP. Based on its analysis, Pearl Meyer determined that proposing to increase the number of Common Shares available for issuance under the 2018 LTIP by 2,000,000 Common Shares is reasonable and expressed its support for the 2018 LTIP Amendment.

For more information concerning the outstanding awards under the 2018 LTIP and its predecessor plans and the number of Common Shares available for issuance under the 2018 LTIP, see “—New Plan Benefits” and “Equity Compensation Plan Information” on pages 30 and 31 of this Proxy Statement, respectively.

Application of One-Year Minimum Vesting Requirement to Awards to Non-Employee Directors. Under the 2018 LTIP, no award may vest (in full or in part) prior to the first anniversary of the date of grant, subject to a 5% carve-out and certain limited exceptions in the case of a Change in Control or a participant’s death, termination due to Disability and/or Retirement (as such capitalized terms are defined in the 2018 LTIP). The 2018 LTIP Amendment provides that, for purposes of equity awards to our non-employee directors thereunder, the vesting period will be deemed to be one-year if it runs from the date of one annual meeting of our shareholders to the next annual meeting of our shareholders provided that such annual meetings are at least 50 weeks apart.

We believe that our non-employee director compensation should include cash and equity-based compensation to align the interests of our non-employee directors and our shareholders. The Compensation Committee grants our non-employee directors their annual equity-based compensation at its meeting held on the date of the annual meeting of shareholders. Prior to 2021, the Compensation Committee annually granted our non-employee directors equity-based compensation in the form of stock units which are settled in Common Shares upon a director’s separation of service from us. In 2021, the Compensation Committee granted our non-employee directors restricted stock units (in lieu of stock units) which will vest on the first anniversary of the date of grant (subject to a non-employee director’s continued service on the Board on the vesting date (except in the case of death or Disability) and will be settled in Common Shares upon such director’s separation of service from us. The Compensation Committee made this change, for among other reasons, to subject the non-employee directors’ equity-based compensation to the one-year minimum vesting requirement set forth in the 2018 LTIP.

We generally hold the annual meeting of our shareholders during the first two weeks of May. Because of annual changes in the calendar and schedules, the time period between one annual meeting of our shareholders and the next may be, from time-to-time, slightly less than one-year. To avoid the forfeiture of equity awards by a non-employee director who continually serves from one annual meeting of our shareholders to (but not beyond) the next annual meeting which is less than one-year following the previous year’s annual meeting, we are proposing to amend the 2018 LTIP to provide that, for purposes of equity awards to our non-employee directors thereunder, the vesting period will be deemed to be one-year if it runs from the date of one annual meeting of our shareholders to the next annual meeting of our shareholders provided that such annual meetings are at least 50 weeks apart.

Corporate Governance Practices

The 2018 LTIP includes a number of provisions that we believe reflect best corporate governance practices and protect the interests of our shareholders:

No Discounted Options or SARs.    Options and SARs may not be granted with an exercise price less than the fair market value of our Common Shares on the date of grant.

No Repricing Without Shareholder Approval.    We cannot, without shareholder approval, “reprice” an outstanding Option or SAR by reducing the exercise price of such Option or SAR, exchanging such Option or SAR for a new Option or SAR with a lower exercise price or, in the case of an underwater Option or SAR, cancelling such Option or SAR for cash or other awards.

No Tax Gross-Ups.    The 2018 LTIP does not provide for any tax gross-ups.

No Automatic Grants.    The 2018 LTIP does not provide for automatic grants to any participant.

Independent Committee Administration.    The 2018 LTIP is administered by the Compensation Committee, whose members satisfy the NYSE standards for independence and the disinterested administration requirements of Rule 16b-3 under the Exchange Act.

One-Year Minimum Vesting Requirement.    No award may vest (in full or in part) prior to the first anniversary of the date of grant, subject to a 5% carve-out and certain limited exceptions in the case of a Change in Control, a participant’s death, termination due to Disability and/or Retirement and, if the 2018 LTIP Amendment is approved by our shareholders, certain awards to our non-employee directors.

No Liberal Share Recycling.    Unissued Common Shares resulting from the net settlement of an Option or SAR, Common Shares used to pay the exercise price or withholding taxes of an award and Common Shares repurchased in the open market with the proceeds of an Option exercise will not again be available for issuance under the 2018 LTIP.

Fungible Share Design.    Upon the grant of an award, other than an Option or a SAR, that is to be settled by the issuance of Common Shares (a “Full Value Award”), we will reduce the number of Common Shares available for issuance under the 2018 LTIP by an amount equal to the number of Common Shares subject to such award multiplied by 1.50.

No Annual “Evergreen” Provision.    The 2018 LTIP does not provide for an annual, automatic increase in the number of Common Shares available for future awards.

Annual Limit on Awards to Non-Employee Directors.    The value of equity-based awards granted to a non-employee director during any fiscal year under the 2018 LTIP may not exceed $350,000.

Summary of the 2018 LTIP as Proposed to be Amended

The material features of the 2018 LTIP, as it is proposed to be amended by the 2018 LTIP Amendment, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2018 LTIP, as it is proposed to be amended by the 2018 LTIP Amendment, which is attached to this Proxy Statement as Appendix A.

Available Common Shares

Subject to the adjustments discussed below, the aggregate number of Common Shares available for the grant of awards under the 2018 LTIP will be 4,250,000. Common Shares issued under the 2018 LTIP may consist of: (1) treasury shares; (2) authorized but unissued Common Shares; or (3) Common Shares purchased by us in the open market.

Upon the grant of an Option or a SAR, we will reduce the number of Common Shares available for issuance under the 2018 LTIP by an amount equal to the number of Common Shares subject to such award. Upon the grant of a Full Value Award, we will reduce the number of Common Shares available for issuance under the 2018 LTIP by an amount equal to the number of Common Shares subject to such award multiplied by 1.50. Common Shares not issued as a result of the net settlement of an Option or SAR that is settled in Common Shares, Common Shares tendered or withheld to pay the exercise price or the withholding taxes related to an award and Common Shares repurchased in the open market with the proceeds of an Option exercise will not again be available for issuance under the 2018 LTIP.

The following Common Shares may be awarded under the 2018 LTIP and do not count against the 4,250,000 share limit:

•	Common Shares covered by an award granted under the 2018 LTIP that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of such Common Shares;

•	Common Shares covered by an award granted under the 2018 LTIP that is settled in cash in lieu of Common Shares;

•

Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the 2018 LTIP as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and us; and

•

Common Shares subject to outstanding awards under our predecessor equity compensation plan, the M/I Homes, Inc. 2009 Long-Term Incentive Plan (the “2009 LTIP”), as of May 8, 2018 that, on or after such date, cease to be subject to such awards other than by reason of exercise or settlement to the extent they are exercised for or settled in vested and non-forfeitable Common Shares.

During any fiscal year, the Compensation Committee may not grant any participant:

•	Options covering more than 700,000 Common Shares;

•	SARs covering more than 700,000 Common Shares;

•	more than 700,000 shares of Restricted Stock;

•	Other Stock-Based Awards covering more than 700,000 Common Shares;

•	Cash Awards equal to more than $15 million;

•	Performance-Based Awards that are to be settled in Common Shares covering more than 700,000 Common Shares;

•	Performance-Based Awards that are to be settled in cash equal to more than $15 million; or

•	Full Value Awards covering more than 700,000 Common Shares.

In addition, under the 2018 LTIP, the aggregate number of Common Shares with respect to which awards may be granted to a non-employee director during any fiscal year may not exceed that number of Common Shares having a fair market value on the date of grant equal to $350,000.

In the event of any Common Share dividend or split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to: (1) the number of Common Shares that it may issue under the 2018 LTIP; (2) any Common Share-based limits imposed under the 2018 LTIP; and (3) the exercise price, number of Common Shares and other terms or limitations applicable to outstanding awards.

Administration

The Compensation Committee will administer the 2018 LTIP. The Compensation Committee will be comprised of at least two directors, each of whom will be independent under the NYSE Rules and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).

As plan administrator, the Compensation Committee will determine which eligible participants will be granted awards, the type of each award granted and the terms and conditions of each award. The Compensation Committee will also have full power and authority to: (1) establish, amend and rescind rules and regulations relating to the 2018 LTIP; (2) interpret the 2018 LTIP and all related award agreements; and (3) make any other determinations that it deems necessary or desirable for the administration of the 2018 LTIP. Any action taken by the Compensation Committee will be final, binding and conclusive on all parties.

Each award granted under the 2018 LTIP will be evidenced by a written or electronic award agreement which specifies the terms and conditions of the award, including: (1) the type of award and when and how it may be exercised or earned; (2) any exercise price associated with the award; (3) how the award will or may be settled; and (4) any other applicable terms and conditions affecting the award.

Eligibility

The Compensation Committee may select any of our employees, non-employee directors and consultants to receive awards under the 2018 LTIP. As of the Record Date, we have seven non-employee directors and approximately 1,677 employees. We are unable to reasonably estimate the number of third-party consultants who will be eligible to receive awards under the 2018 LTIP.

Types of Awards

Options.    The Compensation Committee may grant Options in such number, and upon such terms and conditions, as it determines. The exercise price of any Option will be at least equal to the fair market value of the Common Shares (i.e., the closing price of the Common Shares on the NYSE) on the date of grant. The exercise price must be paid in cash, or in such other form if and to the extent permitted by the Compensation Committee, including (1) by tendering previously-acquired Common Shares, (2) by a cashless exercise or (3) by a combination of cash and the methods described in clauses (1) and/or (2). The Compensation Committee will also determine the term of the Option (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2018 LTIP with respect to a Change in Control or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement, no Option may vest, in full or in part, prior to the first anniversary of the date of grant. Notwithstanding the foregoing, (1) the Committee may grant awards covering up to 5% of the Common Shares available for issuance under the 2018 LTIP without regard to any minimum vesting requirement (the “5% Carve-Out”) and (2) for purposes of equity awards to our non-employee directors, the vesting period will be deemed to be one-year if it runs from the date of one annual meeting of our shareholders to the next annual meeting of our shareholders provided that such annual meetings are at least 50 weeks apart (“Qualifying Non-Employee Director Awards”). In no event will dividends or dividend equivalents be payable or credited in respect of Options.

The award agreement will specify whether the Option is intended to be an ISO or a NQSO. The Compensation Committee may grant all of the Common Shares available for issuance under the 2018 LTIP as ISOs. However, the Compensation Committee may only grant ISOs to our employees, and ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Appreciation Rights.    The Compensation Committee may grant SARs in such number, and upon such terms and conditions, as it determines. The exercise price of any SAR will be at least equal to the fair market value of the Common Shares on the date of grant. The Compensation Committee will also determine the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Subject to the 5% Carve-Out, no SAR may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the 2018 LTIP with respect to a Change in Control or a Qualifying Non-Employee Director Award or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.

Upon exercise of a SAR, a participant will be entitled to receive an amount equal to any excess of (1) the fair market value of a Common Share on the exercise date over (2) the exercise price per Common Share, multiplied by the number of Common Shares with respect to which the SAR is exercised. A SAR may be settled in Common Shares, cash or a combination thereof, as specified by the Compensation Committee in the related award agreement. In no event will dividends or dividend equivalents be payable or credited in respect of SARs.

Restricted Stock.    The Compensation Committee may grant shares of Restricted Stock in such number, and upon such terms and conditions, as it determines. Restricted Stock consists of Common Shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (1) a requirement that participants pay a purchase price for each share of Restricted Stock; (2) restrictions based on the achievement of specific performance goals; (3) time-based restrictions; or (4) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock award, all of which will be reflected in the related award agreement. Subject to the 5% Carve-Out, no Restricted Stock award may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the 2018 LTIP with respect to a Change in Control or a Qualifying Non-Employee Director Award or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.

During the period that the shares of Restricted Stock remain subject to forfeiture: (1) a participant may not sell, pledge or otherwise transfer such shares; and (2) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares, provided that payment of any such dividends will be subject to the same terms, conditions and restrictions (including risk of forfeiture) as apply to such shares and in no event will any such dividends be paid until such shares have vested.

At the end of the restriction period: (1) the participant will forfeit the shares of Restricted Stock if the applicable terms, conditions and restrictions specified in the related award agreement have not been met; or (2) we will distribute the shares of Restricted Stock to the participant if such terms, conditions and restrictions have been met.

Other Stock-Based Awards.    The Compensation Committee may grant Other Stock-Based Awards in such number, and upon such terms and conditions, as it determines. The Compensation Committee will also determine the form of any such Other Stock-Based Award, which may include, without limitation: (1) unrestricted Common Shares; or (2) time-based or performance-based restricted stock units that are settled in Common Shares and/or cash. The award agreement relating to each Other Stock-Based Award will specify the terms and conditions upon which the award will vest, the form of settlement (which may be cash, Common Shares or a combination thereof) and any other terms and conditions of the award. Other Stock-Based Awards may include dividend equivalents, provided that payment of any such dividend equivalents will be subject to the same terms, conditions and restrictions (including risk of forfeiture) as apply to the Other Stock-Based Award to which they relate and in no event will any such dividend equivalents be paid until such Other Stock-Based Award has vested.

Subject to the 5% Carve-Out, no Other Stock-Based Award may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the 2018 LTIP with respect to a Change in Control or a Qualifying Non-Employee Director Award or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.

Cash-Based Awards.    The Compensation Committee may grant Cash Awards in such amounts, and upon such terms and conditions, as it determines. The award agreement relating to each Cash Award will specify the payment amount or payment range, any applicable performance objectives and any other terms and conditions of such award.

Performance-Based Awards.    Under the 2018 LTIP, the Compensation Committee may grant any award as a performance-based award (each, a “Performance-Based Award”). Specifically, the Compensation Committee will condition the grant, vesting, exercisability and/or settlement of each Performance-Based Award on the attainment during a specified performance period of performance goals based on one or more performance criteria established by the Compensation Committee. As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, the Company, one or more affiliates of the

Company and/or one or more divisions or business units of the Company or its affiliates, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices. The Compensation Committee may calculate the performance criteria relating to any Performance-Based Award without regard to extraordinary items, unusual or non-recurring events and/or changes in applicable tax laws or accounting principles. After the end of the performance period, the Compensation Committee will determine whether the performance goals and other material terms imposed on the Performance-Based Award have been satisfied. The Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.

Termination of Employment or Service

The Compensation Committee will determine the extent to which each award granted under the 2018 LTIP will vest and the participant will have the right to exercise and/or settle the award in connection with the participant’s termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. However, the Compensation Committee may generally only accelerate the vesting conditions of an award upon a participant’s termination in the case of a termination due to death, Disability or Retirement.

Change in Control

Except as otherwise provided in the related award agreement, in the event of a Change in Control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding award as of the date of the consummation of such Change in Control. Such actions may include, without limitation: (1) the acceleration of the vesting, settlement and/or exercisability of an award; (2) the payment of a cash amount in exchange for the cancellation of an award; and/or (3) the issuance of a substitute award that substantially preserves the value, rights and benefits of an award.

Transferability

Except as otherwise provided in a related award agreement: (1) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (2) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award.

No Rights as a Shareholder

Except as otherwise provided in the 2018 LTIP or in a related award agreement, a participant will not have any rights as a shareholder with respect to Common Shares covered by an award unless and until the participant becomes the record holder of such Common Shares.

Repricing

The 2018 LTIP expressly prohibits the Board or the Compensation Committee from (1) amending the terms of an outstanding Option or SAR to reduce the exercise price of such Option or SAR, (2) cancelling an outstanding Option or SAR in exchange for a new Option or SAR with a lower exercise price or (3) cancelling an underwater Option or SAR in exchange for cash or other awards, in each case without shareholder approval.

Effective Date and Term

The 2018 LTIP became effective upon its approval by our shareholders on May 8, 2018 and, unless earlier terminated, will continue until May 8, 2028 (except that the Compensation Committee may not grant any ISOs after February 15, 2028).

Amendment or Termination

The Board or the Compensation Committee may amend or terminate the 2018 LTIP or any award agreement at any time, except that no amendment or termination may be made without shareholder approval if: (1) the amendment materially increases the benefits accruing to participants; (2) the amendment increases the aggregate number of Common Shares authorized for grant under the 2018 LTIP; (3) the amendment materially modifies the eligibility requirements for participation; or (4) such approval is required by any law, regulation, stock exchange rule or other provision of the 2018 LTIP.

In addition, no such amendment or termination may materially adversely affect any outstanding award without the consent of the participant holding such award, except that no such consent will be required with respect to any amendment or termination that the Board or the Compensation Committee determines is necessary or advisable to satisfy or conform to any law or regulation or meet the requirements of any accounting standard.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2018 LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2018 LTIP.

Incentive Stock Options.    The Company intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).

If the participant does not sell or otherwise dispose of the Common Shares acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the Common Shares, then, upon disposition of such Common Shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the Common Shares in an amount equal to the lesser of: (1) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the Common Shares over the exercise price, and we will be entitled to a corresponding deduction. Any amount realized in excess of the value of the Common Shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the Common Shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options.    A participant will not recognize any income when a NQSO is granted, and we will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the participant purchased on the date of exercise over the exercise price. If a participant uses Common Shares or a combination of Common Shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of Common Shares that the participant purchases over the number of Common Shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights.    A participant will not recognize taxable income when a SAR is granted, and we will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the Common Shares the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock.    Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying Common Shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the Common Shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognizes.

If the amount a participant receives upon disposition of these Common Shares is greater than the fair market value of the Common Shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the fair market value of the Common Shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the Common Shares subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognizes at that time.

However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the Common Shares subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the fair market value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Other Stock-Based Awards.    Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted, and we will not receive a deduction at that time. However, upon the settlement of an Other Stock-Based Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the Common Shares that the participant receives, less the aggregate exercise price of the Other Stock-Based Award, if any. We generally will be entitled to a deduction equal to the income that the participant recognizes.

If the participant receives Common Shares upon the settlement of an Other Stock-Based Award and the amount the participant receives upon disposition of the Common Shares acquired upon the settlement of the Other Stock-Based Award is greater than the fair market value of the Common Shares when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the value of the Common Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after they were issued.

Cash-Based Award.    A participant will not recognize taxable income at the time a Cash Award is granted, and we will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash Award is settled equal to the amount of the cash received, and we will be entitled to a corresponding deduction.

Section 409A.    Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2018 LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

New Plan Benefits

Awards granted under the 2018 LTIP are at the discretion of the Compensation Committee. As such, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2018 LTIP in the future. In accordance with SEC Rules, the following table sets forth all of the Options granted to each of our Named Executive Officers and the groups identified below since the adoption of the 2018 LTIP through the Record Date:

Name of Individual or Identity of Group and Position	Number of Options (1)
Robert H. Schottenstein	416,000
Chairman, Chief Executive Officer and President
Phillip G. Creek	230,000
Executive Vice President and Chief Financial Officer
Susan E. Krohne	27,500
Senior Vice President, Chief Legal Officer and Secretary
J. Thomas Mason	55,000
Former Executive Vice President, Chief Legal Officer and Secretary
All current executive officers, as a group (3 persons)	673,500
All current directors who are not executive officers, as a group (7 directors)	—
Each nominee for election as a director	416,000
Each associate of any of such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of awards under plan	—
All employees, including all current officers who are not executive officers, as a group	1,757,500

(1)

All of these Options: (a) were granted with an exercise price equal to the closing price of our Common Shares on the NYSE on the date of grant; (b) have exercise prices ranging from $27.62 to $51.82 (with a weighted average exercise price of $44.13); and (c) have a ten-year term and expire between February 19, 2029 and February 17, 2032. All of these Options vest and become exercisable in 20% increments on the first five anniversaries of the date of grant, subject to the participant’s continued employment with us on the applicable vesting date (except in certain circumstances). As of the Record Date, the closing price of our Common Shares on the NYSE was $50.35.

Vote Required

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve the 2018 LTIP Amendment. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against this proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of the 2018 LTIP Amendment.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2021 with respect to the Common Shares issuable under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	1,946,534	(1)	$37.76	(2)	642,487	(3)
Equity compensation plans not approved by shareholders	47,874	(4)	—		—
Total	1,994,408		$37.76		642,487
(1)

Consists of the 2018 LTIP (1,111,600 outstanding stock options, 20,370 outstanding director restricted stock units, 65,500 outstanding director stock units and 195,505 outstanding PSUs (assuming achievement of the performance goals at the maximum level)), the 2009 LTIP (483,000 outstanding stock options and 62,500 outstanding director stock units), which plan was terminated in May 2018, and the Amended and Restated 2006 Director Equity Incentive Plan (“2006 Director Plan”) (8,059 outstanding director stock units), which plan was terminated in May 2009.

(2)

The weighted average exercise price relates to the stock options granted under the 2018 LTIP and the 2009 LTIP. The weighted average exercise price does not take into account the director restricted stock units granted under the 2018 LTIP, the director stock units granted under the 2018 LTIP, the 2009 LTIP and the 2006 Director Plan or the PSUs granted under the 2018 LTIP because the director restricted stock units, the director stock units and the PSUs are full value awards and have no exercise price. The director restricted stock units (if they vest), the director stock units and the PSUs (if earned) will be settled at a future date in Common Shares on a one-for-one basis without the payment of any exercise price.

(3)

Represents the aggregate number of Common Shares remaining available for issuance under the 2018 LTIP. This number assumes that the maximum number of outstanding PSUs will be earned. If it is assumed that the target number of outstanding PSUs will be earned, an additional 97,751 Common Shares would be available for issuance under the 2018 LTIP (for a total of 740,238 Common Shares). Pursuant to the terms of the 2018 LTIP, upon the grant of a full value award thereunder (including director restricted stock units, director stock units and PSUs), we reduce the number of Common Shares available for issuance under the 2018 LTIP by an amount equal to the number of shares subject to the award multiplied by 1.50. See “Proposal No. 3—Approval of Amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan” on page 19 of this Proxy Statement for information regarding the 2018 LTIP and the 2018 LTIP Amendment.

(4)

Consists of the Amended and Restated Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) and the Amended and Restated Executives’ Deferred Compensation Plan (the “Executives’ Deferred Compensation Plan”). Pursuant to these plans, our directors and eligible employees may defer the payment of all or a portion of their director fees and annual cash bonuses, respectively, and the deferred amount is converted into that number of whole phantom stock units determined by dividing the deferred amount by the closing price of our Common Shares on the NYSE on the date of such conversion (which is the same date the fees or bonus is paid) without any discount on the Common Share price or premium applied to the deferred amount. The phantom stock units are settled at a future date in Common Shares on a one-for-one basis. For more information concerning the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan” on page 52 of this Proxy Statement. For more information concerning the Director Deferred Compensation Plan, see footnote (1) to the Director Compensation Table for 2021 on page 68 of this Proxy Statement. Neither the Director Deferred Compensation Plan nor the Executives’ Deferred Compensation Plan provides for a specified limit on the number of Common Shares which may be attributable to participants’ accounts relating to phantom stock units and issued under the terms of these plans.

Proposal No. 4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for the 2021 fiscal year. Although action by our shareholders is not required with respect to this matter, we are seeking shareholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 as a matter of good corporate governance. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider (but may decide to maintain) its appointment of Deloitte & Touche LLP.

Your Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

The executive officers of the Company are Robert H. Schottenstein, Phillip G. Creek and Susan E. Krohne. The executive officers are elected by, and serve at the pleasure of, the Board. Biographical information with respect to Messrs. Schottenstein and Creek is set forth under “Board of Directors” on page 5 of this Proxy Statement. The following table sets forth biographical information with respect to Ms. Krohne and certain key employees of the Company:

Name	Age	Current Positions with Company/Business Experience	Year Started

Derek J. Klutch	58	Chief Executive Officer of M/I Financial since April 2019 and President of M/I Financial since November 2016.	1993

Susan E. Krohne	50	Senior Vice President, Chief Legal Officer and Secretary since June 2021. From 2003 until June 2021, Ms. Krohne served as Senior Vice President and Chief Legal Counsel of Pedcor Investments, a leading developer and manager of affordable housing.	2021

Fred J. Sikorski	67	Region President since 2006 currently overseeing our Tampa, Orlando, Sarasota, Raleigh, Charlotte, Cincinnati and Columbus Divisions.	1998

Thomas W. Jacobs	56	Region President since 2016 currently overseeing our Austin, Dallas, Houston, San Antonio, Chicago, Minneapolis/St. Paul, Indianapolis, Detroit and Nashville Divisions. Prior to January 2016, Mr. Jacobs served in a regional role with Ryland Homes.	2016

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 17, 2022, the number and percentage of our outstanding Common Shares beneficially owned by (1) each person who, to the knowledge of the Company, beneficially owns more than five percent (5%) of the outstanding Common Shares, (2) each of the Company’s directors, nominees for director and Named Executive Officers and (3) all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares:

Name of Beneficial Owner	Number of Common Shares		Percent of Class

Friedrich K. M. Böhm	67,844	(1)	*

William H. Carter	41,043	(1)(2)	*

Phillip G. Creek	126,541	(1)	*

Michael P. Glimcher	26,410	(1)	*

Elizabeth K. Ingram	10,910	(1)	*

Nancy J. Kramer	19,910	(1)	*

Susan E. Krohne	—		*

J. Thomas Mason	68,148	(1)(2)	*

Robert H. Schottenstein	693,792	(1)(3)	2.4%

Norman L. Traeger	50,968	(1)	*

Kumi D. Walker	2,910	(1)	*

All current directors and executive officers as a group (10 persons)	1,040,328		3.6%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,037,826	(4)	17.8%

FMR LLC 245 Summer Street Boston, MA 02210	2,001,631	(5)	7.1%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,937,531	(6)	6.8%

Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	1,606,512	(7)	5.7%

Dimensional Fund Advisors LP 6300 Bee Cave Road – Building One Austin, TX 78746	1,435,094	(8)	5.1%
*	Less than 1.0% of the outstanding Common Shares

(1)

The amounts shown include 99,000, 55,000 and 114,900 Common Shares for Phillip G. Creek, J. Thomas Mason and Robert H. Schottenstein, respectively, which underlie currently exercisable stock options granted pursuant to the 2009 LTIP or the 2018 LTIP. The amounts shown also include 31,527 Common Shares held by each of Friedrich K.M. Böhm and Norman L. Traeger, 24,500 Common Shares held by William H. Carter, 23,500 Common Shares held by Michael P. Glimcher, 17,000 Common Shares held by Nancy J. Kramer and 8,000 Common Shares held by Elizabeth K. Ingram, in each case, in the form of director stock units issued pursuant to the 2006 Director Plan, the 2009 LTIP or the 2018 LTIP. Under the terms of the 2006 Director Plan, the 2009 LTIP and the 2018 LTIP, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of director stock units, until such Common Shares are distributed pursuant to the terms of the plan. In addition, the amounts shown include 2,910 Common Shares held by each of Friedrich K.M. Böhm, William H. Carter, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Norman L. Traeger and Kumi D. Walker in the form of director restricted stock units issued pursuant to the 2018 LTIP which will vest on May 11, 2022, subject to the applicable director’s continued service on the Board on such date (except in certain circumstances). Under the terms of the 2018 LTIP, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan in the form of director restricted stock units, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amounts shown include 13,633 and 3,596 Common Shares held by William H. Carter and J. Thomas Mason, respectively, under the terms of the Director Deferred Compensation Plan and the Executives’ Deferred Compensation Plan, respectively. Under the terms of the Director Deferred Compensation Plan and the Executives’ Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(3)

The amount shown includes 485,400 Common Shares held of record by IES Family Holdings No. 2, LLC, an Ohio limited liability company. Robert H. Schottenstein is the sole manager of IES Family Holdings No. 2, LLC and has sole voting and dispositive power with respect to such 485,400 Common Shares. The amount shown also includes 10,000 Common Shares owned by Mr. Schottenstein’s spouse, as to which Mr. Schottenstein disclaims beneficial ownership, and 83,492 Common Shares directly owned by Mr. Schottenstein.

(4)

Based on information set forth in a Schedule 13G/A filed on January 27, 2022 by BlackRock, Inc., on behalf of its subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC and BlackRock Fund Managers Ltd, reporting that BlackRock, Inc. has sole voting power with respect to 4,973,878 of such Common Shares and sole dispositive power with respect to all of such Common Shares. According to such Schedule 13G/A, (a) the interest of iShares Core S&P Small-Cap ETF in the Common Shares is more than five percent (5%) of the outstanding Common Shares and (b) BlackRock Fund Advisors beneficially owns five percent (5%) or greater of the outstanding Common Shares.

(5)

Based on information set forth in a Schedule 13G/A filed on February 9, 2022 by FMR LLC and Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR, LLC, on behalf of FIAM LLC, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC, reporting that FMR LLC has sole voting power with respect to 1,180,443 of such Common Shares and sole dispositive power with respect to all of such Common Shares. According to such Schedule 13G/A, Fidelity Management & Research Company LLC beneficially owns five percent (5%) or greater of the outstanding Common Shares.

(6)

Based on information set forth in a Schedule 13G/A filed on February 10, 2022 by The Vanguard Group reporting that The Vanguard Group has shared voting power with respect to 27,813 of such Common Shares, sole dispositive power with respect to 1,888,968 of such Common Shares and shared dispositive power with respect to 48,563 of such Common Shares.

(7)

Based on information set forth in a Schedule 13G filed on February 7, 2022 by Donald Smith & Co., Inc. and DSCO Value Fund, L.P., reporting that Donald Smith & Co., Inc. has sole dispositive power with respect to 1,596,349 of such Common Shares and DSCO Value Fund, L.P. has sole voting and dispositive power with respect to 10,163 of such Common Shares.

(8)

Based on information set forth in a Schedule 13G/A filed on February 8, 2022 by Dimensional Fund Advisors LP, as investment adviser to certain investment companies registered under the Investment Company Act of 1940 and investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts, reporting that Dimensional Fund Advisors LP has sole voting power with respect to 1,421,850 of such Common Shares and sole dispositive power with respect to all of such Common Shares. According to such Schedule 13G/A, Dimensional Fund Advisors LP beneficially owned 4.9% of the outstanding Common Shares as of December 31, 2021. Based on the number of Common Shares outstanding as of March 17, 2022, such ownership percentage would be 5.1% of the outstanding Common Shares.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and objectives, our Named Executive Officers’ 2021 compensation and how and why the Compensation Committee (the “Committee”) determined that compensation. Our Named Executive Officers for 2021 are:

•	Robert H. Schottenstein, Chairman, Chief Executive Officer and President;

•	Phillip G. Creek, Executive Vice President and Chief Financial Officer;

•	Susan E. Krohne, Senior Vice President, Chief Legal Officer and Secretary; and

•	J. Thomas Mason, Former Executive Vice President, Chief Legal Officer and Secretary.

On October 27, 2020, Mr. Mason announced his decision to retire after more than 18 years with us. Effective June 1, 2021, we hired Ms. Krohne as Senior Vice President, Chief Legal Officer and Secretary. In connection with the hiring of Ms. Krohne, we and Mr. Mason determined that he would retire on September 30, 2021.

Executive Summary

Compensation Objectives. Through a mix of (1) base salary, (2) annual cash performance bonus and (3) long-term equity awards, the Committee seeks to (a) attract and retain exceptional executives, (b) motivate our executives, (c) align the interests of our executives and our shareholders and (d) reward performance.

2021 Goals. In 2020, we achieved record results on numerous fronts, including pre-tax income, new contracts, homes delivered, revenue and backlog. As we entered 2021, our principal goals for the year were to (1) increase our (a) profitability (as measured by our pre-tax income from operations, excluding extraordinary items (“Adjusted Pre-Tax Income”)) and (b) homes delivered, (2) manage our pace of new contracts in a manner consistent with our number of active communities, lot availability and production timeliness, (3) maintain our high customer service and quality scores and (4) continue to focus on DEI across our company. See page 44 of this Proxy Statement for a description of the calculation of Adjusted Pre-Tax Income for 2021.

2021 Executive Compensation Program. For each year since 2012, our principal financial goal has been to increase our profitability (as measured by Adjusted Pre-Tax Income), we have designed our executive compensation program in a manner intended to achieve this goal and we have increased our profitability in each year. Based on this success and our continued focus on increasing our profitability in 2021, the Committee designed our 2021 executive compensation program in a manner substantially similar to our 2020 program with the primary changes noted below:

•

Base Salary. Messrs. Schottenstein’s, Creek’s and Mason’s base salaries in 2021 remained at their 2020 levels. With respect to Ms. Krohne, the Committee set her base salary at $450,000 based on her experience, the base salary historically paid to the Company’s Chief Legal Officer, the Peer Group (as defined on page 41 of this Proxy Statement) data and the scope of her responsibility.

•

Annual Cash Performance Bonus. In 2021, each Named Executive Officer was eligible to earn an annual cash performance bonus based on our Adjusted Pre-Tax Income. The design of the 2021 annual cash performance bonus program was substantially the same as the 2020 annual bonus program, except for the following changes. First, the Committee increased the threshold level of Adjusted Pre-Tax Income to $75 million in 2021 from $50 million in 2020. Second, the Committee increased the amount payable in 2021 at the threshold performance level to 40% of each Named Executive Officer’s maximum bonus opportunity from 30% in 2020. Third, the Committee increased the maximum level of Adjusted Pre-Tax Income to $330 million in 2021 from $200 million in 2020. The Committee made these changes to drive performance and increase profitability relative to our 2020 performance. As a result, the payout curve under the 2021 award formula required us to outperform 2020 at all points along the payout curve (except threshold). While the Committee was focused on driving profitability when it established the 2021 award formula in the first quarter of 2021, the Committee was mindful, at that time, that 2020 was an extraordinary year for us (with record results) and the homebuilding industry that may not be representative of future years (including 2021) and the COVID-19 pandemic was continuing and causing significant economic uncertainty for 2021 with respect to the homebuilding industry and the general economy (the extent of which was difficult to predict). The Committee accounted for the extraordinary nature of 2020 and the then prevailing uncertainty when setting the maximum level at $330 million.

In 2021, we achieved Adjusted Pre-Tax Income of $516.3 million. As a result, Messrs. Schottenstein, Creek and Mason and Ms. Krohne earned performance bonuses of $3,500,000, $1,625,000, $750,000 and $262,500, respectively, which, in each case, represented his or her maximum performance bonus opportunity (with these amounts for Ms. Krohne and Mr. Mason representing the prorated amounts earned based on the number of whole calendar months that she or he was employed by us during 2021).

•

Long-Term Equity-Based Compensation. Consistent with past practice, in 2021, the Committee awarded Messrs. Schottenstein and Creek equity-based compensation in the form of (1) service-based stock options and (2) PSUs. In each case, he received the same number of stock options as he received in 2020 (100,000 and 55,000 for Messrs. Schottenstein and Creek, respectively) and a target number of PSUs with the underlying Common Shares having approximately the same aggregate grant date market value as the aggregate grant date market value of the Common Shares underlying the target number of PSUs he received in 2020 ($1,000,000 and $600,000 for Messrs. Schottenstein and Creek, respectively).

Because of his planned retirement in 2021 and because our equity-based compensation is designed to reward long-term performance, the Committee elected not to award Mr. Mason any equity-based compensation in 2021. In connection with Ms. Krohne’s hiring in 2021, the Committee elected to award her 12,500 service-based stock options but no PSUs.

2021 Performance. While we experienced labor and material shortages and cost increases and the homebuilding industry and general economy faced continued uncertainty from the ongoing COVID-19 pandemic in 2021, we again achieved record results on numerous fronts. Highlights of our 2021 performance include:

•	Revenue. Revenue increased 23% to a record $3.7 billion;

•	Net Income. Net income increased 65% to $396.9 million;

•	Diluted Earnings Per Share. Diluted earnings per share increased 61% to $13.28 per share;

•	Homes Delivered. Homes delivered increased 12% to a record 8,638;

•

Backlog. At December 31, 2021, backlog units increased 10% to a fourth quarter record 4,835 and backlog sales value increased 29% to a fourth quarter record $2.4 billion, and the average sales price in backlog increased 17% to $490,000;

•	Average Sales Price. The average sales price of homes delivered increased 10% to $420,000;

•	Balance Sheet. Shareholders’ equity at December 31, 2021 increased 29% to a record $1.6 billion;

•	Land Position. We invested $1.1 billion in land acquisitions and development and increased our controlled lots to 43,957;

•	Share Repurchase Program. We adopted a $100 million share repurchase program and purchased $51.5 million of our Common Shares; and

•	Expanded our Footprint. We expanded our geographic footprint and entered the Nashville, Tennessee market.

In 2021, we experienced strong demand for our homes and limited sales in nearly half of our communities as part of our strategy to manage our pace of new contracts in a manner consistent with our number of active communities, lot availability and production timeliness. We also achieved homebuyer satisfaction ratings of 92% and 86% on the 30-day and six-month surveys, respectively, and a home readiness score of 90%. Further, our DEI committee (which includes certain members of our executive team and senior leaders from throughout the Company) continued to focus on establishing and communicating the guiding principles of our DEI program as well as developing strategy to further these principles, including new training programs and recruiting practices.

Pay-for-Performance. We are committed to a pay-for-performance philosophy. As a result, the Committee generally designs our annual executive compensation program so that a significant majority of each executive officer’s potential total compensation is at risk or variable and dependent on our performance and/or stock price appreciation (i.e., performance-based). The charts below set forth the percentage of each of Messrs. Schottenstein’s and Creek’s 2021 total compensation that was performance-based:

2021 TOTAL COMPENSATION

(from Summary Compensation Table on page 56)

Because of Ms. Krohne’s limited tenure with us in 2021 and Mr. Mason’s retirement, we did not include a chart above for either of them. However, despite these circumstances in 2021, 56% and 66% of Ms. Krohne’s and Mr. Mason’s respective 2021 total compensation was performance-based.

Compensation Best Practices. We incorporate a number of best practices into our executive compensation program, including:

•	Independent Compensation Committee. The Committee is comprised solely of independent directors and has the exclusive authority to determine all elements of compensation.

•	Independent Compensation Consultant. The Committee engages its own independent compensation consultant to advise on executive compensation matters.

•	Pay-for-Performance. 82% of each of Messrs. Schottenstein’s and Creek’s respective 2021 total compensation was performance-based.

•	Long-Term Vesting. All of our equity-based compensation awards have multi-year vesting periods (five years for stock options and three years for PSUs).

•	No Repricing. Our equity compensation plans prohibit repricing stock options without shareholder approval.

•	No Dividends on Unvested Equity Awards. We do not pay dividends or dividend equivalents on unvested equity awards.

•	No Employment Agreements. We do not have an employment agreement with any of our executives.

•	No Pension or Special Retirement Plans. We do not maintain a defined benefit pension plan or any special retirement plans.

•	No Hedging or Pledging. Our Insider Trading Policy prohibits our executives from hedging, pledging or trading in derivatives of our Common Shares.

•

Double Trigger. Under the change in control agreements that we maintain with Messrs. Schottenstein and Creek, the executive will not receive a cash severance unless both a change in control and a qualifying termination of employment occur.

2021 Advisory Vote on Executive Compensation

We have a long history of shareholder support for our executive compensation program. Since we first asked our shareholders to approve our executive compensation in 2011, our annual “say-on-pay” vote has received an average of 96% support from our shareholders.

At our 2021 Annual Meeting of Shareholders, our shareholders approved the compensation of our Named Executive Officers, with approximately 92% of the votes cast in favor of our “say-on-pay” resolution. The Committee views our 2021 (as well as our historical) “say-on-pay” results as an affirmation of our executive pay practices. The Committee considered the results of the 2021 “say-on-pay” vote as part of its 2022 review of our executive compensation program and, based on the level of shareholder support, did not make any changes to our 2022 executive compensation program as a result of the 2021 vote.

Compensation Philosophy and Objectives

We design our executive compensation program to promote the following philosophy and objectives:

•	Attract and Retain. Compensation should be competitive with the compensation programs of our Peer Group to ensure that we attract and retain exceptional executives.

•	Motivate. Compensation should motivate our executives to perform at the highest level and achieve our financial and strategic goals without encouraging excessive risk taking.

•	Align Interests. Compensation should align the interests of our executives and our shareholders with the goal of creating long-term shareholder value.

•	Reward Performance. Compensation should depend on, and reward executives on the basis of, individual and Company short- and long-term performance and thereby foster a pay-for-performance culture.

Role of Executive Officers

At the Committee’s request, our Chief Executive Officer, with the assistance of other members of management, made initial recommendations to the Committee regarding the 2021 executive compensation program. Also at the Committee’s request, the Chief Executive Officer and certain of such other members of management attended the Committee meetings related to the 2021 executive compensation program. The Committee sought this input because of the Chief Executive Officer’s close working relationship with the other Named Executive Officers and to ensure that its decisions aligned with our financial and strategic goals. While the Committee considers this input, it has the exclusive authority to determine all elements of executive compensation and makes all final decisions.

Role of Independent Compensation Consultant

For 2021, the Committee engaged Pearl Meyer to serve as its independent compensation consultant. Pearl Meyer’s engagement focused on reviewing: (1) our executive compensation program as a whole, each principal component, the mix of compensation and the competitiveness of such compensation relative to our Peer Group; (2) the dilution and overhang of our equity grants; and (3) our non-employee director compensation program as a whole, each principal component and the competitiveness of such compensation relative to our Peer Group. At the Committee’s request, Pearl Meyer discussed with management the recommendations that management planned to make to the Committee regarding 2021 compensation. Additionally, in the fourth quarter of 2021, Pearl Meyer began working with the Committee on the proposed amendment to our 2018 LTIP which is the subject of Proposal No. 3.

During 2021, Pearl Meyer did not provide any services to us beyond its support of the Committee. The Committee assessed the independence of Pearl Meyer and concluded that Pearl Meyer’s work for us did not raise any conflict of interest.

Setting Executive Compensation

In the first quarter of each year, the Committee evaluates the executive officers’ performance, determines whether we achieved the performance goals applicable to their annual cash performance bonuses for the prior year and determines whether the PSUs for the recently completed three-year performance period vested. In the first quarter, the Committee also establishes the executive compensation program for the current year.

During the course of establishing the 2021 executive compensation program, the Committee reviewed:

•	our 2021 financial and strategic goals;

•	management’s recommendations for the 2021 executive compensation program;

•

a report prepared by our human resources department summarizing (1) our financial performance, total shareholder return and year-end share price for each of the preceding four fiscal years, (2) the annual cash performance bonuses paid during that same period and (3) the stock options granted to our executive officers as a group and Company-wide during the preceding three fiscal years;

•

a report prepared by our human resources department setting forth (1) the number of stock options granted during each of the preceding six fiscal years to each then-current 2018 LTIP participant (including our executive officers) and Company-wide, (2) management’s proposed stock option grants for 2021, (3) our estimated burn rate for 2021 and estimated three-year average burn rate for 2019-2021 and (4) the number of Common Shares that remained available under the 2018 LTIP;

•

tally sheets prepared by our human resources department setting forth for each executive officer the (1) dollar value of each component of compensation and total compensation for 2020 and, on an estimated basis, for 2021, (2) realizable value (i.e., the difference between the then-current market price of our Common Shares on the NYSE and the exercise price) of all outstanding stock options (on an exercisable and unexercisable basis), (3) estimated fair value of all outstanding PSUs (assuming achievement of the target performance levels for the PSUs awarded in 2019 and 2020 and based on estimated actual results for the PSUs awarded in 2018) and (4) potential payments upon a change in control;

•	the individual performance of each executive officer; and

•

a report prepared by Pearl Meyer analyzing, among other things: (1) our executive compensation program as a whole, each principal component, the mix of compensation and the competitiveness of such compensation relative to the peer group of publicly-traded homebuilders set forth below (the “Peer Group”); and (2) the dilution and overhang of our equity grants.

The Peer Group consisted of the following companies:

Beazer Homes USA, Inc.	M.D.C. Holdings, Inc.

Century Communities, Inc.	Meritage Homes Corporation

D.R. Horton, Inc.	NVR, Inc.

Hovnanian Enterprises, Inc.	PulteGroup, Inc.

KB Home	Taylor Morrison Home Corporation

Lennar Corporation	Toll Brothers, Inc.

LGI Homes, Inc.	Tri-Pointe Group, Inc.

The Committee, with input from management and Pearl Meyer, selected our Peer Group. The Committee selected these companies, which are all engaged in high production homebuilding as their primary business, because they are generally our principal competitors for personnel, customers, land and investment. In 2021, the Peer Group remained the same as in 2020, except that the 2021 Peer Group did not include William Lyon Homes because it was acquired by Taylor Morrison Home Corporation in 2020.

The Committee utilized the Peer Group data to understand the current compensation practices and levels of our competitors and ensure that our executive compensation was generally consistent and competitive with the components, forms and amounts of compensation paid by our competitors (i.e., reasonable on a relative basis). The Committee did not benchmark our compensation, or any component thereof, to a specific percentile within our Peer Group. Instead, the Committee used the Peer Group data as a point of reference and one of several factors in setting executive compensation.

The Committee also takes into account that the homebuilding industry is highly competitive and cyclical and Messrs. Schottenstein and Creek have considerable tenure with us, experience in both up and down homebuilding cycles and delivered strong results during their tenure. The Committee believes that this continuity of management and experience is valuable—especially in light of the ongoing COVID-19 pandemic and its impact on the homebuilding industry and general economy.

2021 Executive Compensation

For 2021, the principal components of our executive compensation program were:

•	base salary;

•	annual cash performance bonus; and

•	long-term equity-based compensation in the form of (1) stock options and (2) PSUs.

The Committee believes that a mix of cash and equity-based compensation and short- and long-term compensation is necessary to strike an appropriate balance between short- and long-term financial and strategic goals, discourage excessive risk taking, align the interests of our executives and our shareholders and ensure our shareholders do not experience undue dilution. We do not have a pre-established formula or target for the mix between cash and equity-based compensation or short- and long-term compensation. The Committee subjectively determines the mix based on input from Pearl Meyer, the Peer Group data, Company performance, individual performance, experience and responsibilities, short- and long-term financial and strategic goals, conditions in our industry and the general economy and our past practices.

Base Salary

Base salary is the only fixed component of compensation. As such, we intend for base salary to provide a competitive, stable level of compensation so that executives do not feel pressured to take unnecessary or excessive risks or overly focus on the price of our Common Shares. The Committee annually reviews and subjectively determines each Named Executive Officer’s base salary.

When determining the Named Executive Officers’ 2021 base salaries, the Committee considered:

•	the base salaries of similarly-positioned executives in our Peer Group;

•	individual and Company performance in 2020;

•	the executive’s scope of responsibility, experience and tenure;

•	input from Pearl Meyer; and

•	homebuilding and general economic conditions (including the ongoing COVID-19 pandemic).

The Committee did not assign a specific weighting to any of these factors.

Based on this review, the Committee elected not to change Messrs. Schottenstein’s, Creek’s and Mason’s base salaries in 2021 (which remained at $1,000,000, $650,000 and $500,000, respectively). The Committee determined that, while Messrs. Schottenstein, Creek and Mason each performed well in 2020, no changes were necessary to achieve our compensation objectives. Additionally, in the case of Mr. Mason, the Committee determined that no change was appropriate based on his planned retirement in 2021. With respect to Ms. Krohne, the Committee set her base salary at $450,000 based on her experience, the base salary historically paid to the Company’s Chief Legal Officer, the Peer Group data and the scope of her responsibility.

In the course of its review of individual performance, the Committee noted Mr. Schottenstein’s strong, steady leadership in 2020, especially with respect to managing the unprecedented uncertainties and challenges caused by the COVID-19 pandemic, and our record financial and operating results in 2020. For Mr. Creek, the Committee noted our record financial and operating results in 2020 and his effective management of our capital structure and balance sheet, including our issuance of $400 million of senior notes in January 2020, the amendment of our senior unsecured credit facility in June 2020 to extend the maturity date by two years and our record shareholders’ equity at December 31, 2020. For Mr. Mason, the Committee noted his leadership with respect to our legal and human resources departments, risk management and land acquisition and development in the face of the COVID-19 pandemic.

Annual Cash Performance Bonus

The annual cash performance bonus is designed to motivate our Named Executive Officers and reward them based on our achievement of one or more pre-determined, objective performance goals that are directly related to our financial and strategic goals for the year. The annual cash performance bonus opportunity generally represents the most significant portion of each Named Executive Officer’s potential total compensation. The Committee believes the bonus fosters a pay-for-performance culture and accountability for our performance. The bonus is awarded pursuant to our 2009 Annual Incentive Plan, a cash-based incentive plan. Under this Plan, the Committee has the express authority to exercise negative discretion and reduce the amount paid to a participant with respect to an award.

During the first quarter of 2021, the Committee established the 2021 annual cash performance bonus program, including (1) the performance goals and award formula to be measured to determine the bonus (if any) that would be earned and (2) the maximum bonus that Messrs. Schottenstein, Creek and Mason would be eligible to earn. For 2021, the Committee established maximum potential performance bonuses for Messrs. Schottenstein, Creek and Mason of 350%, 250% and 200%, respectively, of their respective 2021 base salaries (the same maximum percentages that have applied to them since 1999, 2006 and 2013, respectively). The Committee subjectively determined these maximums after considering the annual performance bonus opportunities for similarly-positioned executives in our Peer Group, our past practices, the executive’s scope of responsibility (i.e., as the scope of responsibility increases, the proportion of compensation that is performance-based increases) and input from Pearl Meyer.

In Mr. Mason’s case, the Committee determined that, in accordance with the terms of the 2009 Annual Incentive Plan, his annual cash performance bonus (if any) would be based on our actual performance as of the end of 2021 and prorated based on the number of whole calendar months that he was employed by us during 2021. In Ms. Krohne’s case, in connection with her hiring, the Committee determined that (1) she would participate in the 2021 annual cash performance bonus program on the same terms as the other Named Executive Officers, except that her bonus (if any) would be prorated based on the number of whole calendar months that she was employed by us during 2021, and (2) her maximum potential performance bonus would be 100% of her 2021 base salary. The Committee determined her maximum bonus opportunity subjectively based on the same factors as the other Named Executive Officers. In connection with Ms. Krohne’s hiring, the Committee also agreed to pay Ms. Krohne a one-time bonus in the amount of $100,000 upon the commencement of her employment based on competitive market practices.

The Committee subjectively established the 2021 performance goals and award formula based on:

•	our 2020 performance;

•	our 2021 budget and financial and strategic goals;

•	the annual bonus programs for similarly-positioned executives in our Peer Group;

•	homebuilding and general economic conditions (including the ongoing COVID-19 pandemic);

•	our past practices; and

•	input from Pearl Meyer.

The Committee did not assign a specific weighting to any of these factors.

The Committee selected Adjusted Pre-Tax Income as the sole performance goal for the 2021 annual cash performance bonus program based on several considerations. First, our principal financial goal for 2021 was to increase our profitability (as measured by Adjusted Pre-Tax Income). Second, based on our historical performance and the historical design of our annual cash performance bonus program, the Committee continued to believe that the Adjusted Pre-Tax Income metric was an effective driver of our financial and operational performance and incentivized our executives to pursue actions that create sustainable shareholder value. For each year since 2012, our principal financial goal has been to increase our profitability (as measured by Adjusted Pre-Tax Income), we have increased our profitability annually and Adjusted Pre-Tax Income has been the sole performance goal for our annual cash performance bonus program. Third, the Committee noted that the Adjusted Pre-Tax Income metric focused our executives in a balanced manner on increasing revenue, expanding margins and controlling costs, provided a clear connection between pay and performance and was aligned with our operational goals. Fourth, the pre-tax income metric was widely used by our Peer Group with more than half of the companies using pre-tax income as a performance metric in their annual bonus program and all of the companies using a profitability metric. Finally, Pearl Meyer supported the selection of this metric.

For 2021, the Committee established threshold and maximum Adjusted Pre-Tax Income levels of $75 million and $330 million, respectively, and designed the award formula so that each Named Executive Officer would earn 40% and 100% of his or her maximum bonus opportunity at the threshold and maximum performance levels, respectively. This design was substantially the same as the design of the award formula for our 2020 annual cash performance bonus program, except for the following changes.

First, the Committee increased the threshold level of Adjusted Pre-Tax Income to $75 million in 2021 from $50 million in 2020. Second, the Committee increased the amount payable in 2021 at the threshold performance level to 40% of each Named Executive Officer’s maximum bonus opportunity from 30% in 2020. Third, the Committee increased the maximum level of Adjusted Pre-Tax Income to $330 million in 2021 from $200 million in 2020. The Committee made these changes to drive performance and increase profitability relative to our 2020 performance. As a result, the payout curve under the 2021 award formula required us to outperform 2020 at all points along the payout curve (except threshold). While the Committee was focused on driving profitability when it established the 2021 award formula in the first quarter of 2021, the Committee was mindful, at that time, that 2020 was an extraordinary year for us (with record results) and the homebuilding industry that may not be representative of future years (including 2021) and the COVID-19 pandemic was continuing and causing significant economic uncertainty for 2021 with respect to the homebuilding industry and the general economy (the extent of which was difficult to predict). The Committee accounted for the extraordinary nature of 2020 and the then prevailing uncertainty when setting the maximum level at $330 million.

The Committee structured the payout curve under the 2021 award formula so that the amount earned for Adjusted Pre-Tax Income that (1) fell between (a) the threshold performance level and (b) $275 million increased proportionately based on linear interpolation and (2) fell between (a) $275 million and (b) the maximum performance level increased proportionately based on linear interpolation. The Committee selected $275 million as the inflection point in 2021 for the same reasons that it set the maximum level of Adjusted Pre-Tax Income at $330 million. To foster teamwork and cohesion, the Committee continued to align the payout opportunities for the Named Executive Officers so that each would earn the same percentage of his or her maximum performance bonus opportunity at all performance levels.

The following table sets forth the amount that each Named Executive Officer was eligible to earn based on our achievement of the threshold and maximum performance levels and the actual amount earned based on our 2021 performance:

Adjusted Pre-Tax Income Performance Goal(1)

Named Executive Officer	Amount Earned At Threshold(2)	Amount Earned At Maximum(2)	Actual Amounts Earned In 2021
Robert H. Schottenstein	$1,400,000	$3,500,000	$3,500,000

Phillip G. Creek	$650,000	$1,625,000	$1,625,000

Susan E. Krohne(3)	$104,994	$262,500	$262,500

J. Thomas Mason(3)	$300,000	$750,000	$750,000

(1)

Adjusted Pre-Tax Income means the Company’s pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs. For 2021, Adjusted Pre-Tax Income was equal to (a) the sum of (i) income before income taxes and (ii) loss on early extinguishment of debt less (b) a one-time gain included in “Other income,” in each case as reflected in our audited consolidated statements of income included in our 2021 Form 10-K.

(2)

As discussed above, the amounts earned increase proportionately based on linear interpolation for performance between (a) the threshold performance level ($75 million) and Adjusted Pre-Tax Income of $275 million and (b) Adjusted Pre-Tax Income of $275 million and the maximum performance level ($330 million).

(3)	For Ms. Krohne and Mr. Mason, the amounts shown represent the prorated amounts based on the number of whole calendar months that she or he was employed by us during 2021.

In 2021, we achieved Adjusted Pre-Tax Income of $516.3 million. As a result, each of Messrs. Schottenstein, Creek and Mason and Ms. Krohne earned his or her maximum performance bonus. In the case of each of Ms. Krohne and Mr. Mason, the amount earned represents the prorated amount based on the number of whole calendar months that she or he was employed by us during 2021. After considering these results and our overall 2021 performance, the Committee believes that the 2021 bonus program was an effective driver of growth in our profitability.

Equity-Based Compensation

Our equity-based compensation is designed to reward long-term performance, align the interests of our Named Executive Officers and our shareholders, promote retention and balance short-term financial goals with long-term operating decisions. To achieve these objectives, the Committee grants (1) service-based stock options and (2) PSUs. As a result, 100% of each Named Executive Officer’s equity-based compensation is dependent on our long-term performance or stock price appreciation before any value is realized.

Because of his planned retirement in 2021 and because our equity-based compensation is designed to reward long-term performance, the Committee elected not to award Mr. Mason any equity-based compensation in 2021. In connection with Ms. Krohne’s hiring in 2021, the Committee elected to award her service-based stock options but no PSUs.

2021 Awards. The Committee subjectively determined the number of stock options and the target number of PSUs to grant to the Named Executive Officers in 2021 based on:

•	our 2020 performance;

•	our 2021 budget and financial and strategic goals and long-term strategic plan;

•	individual performance and scope of responsibility;

•	the long-term equity-based compensation for similarly-positioned executives in our Peer Group;

•	the estimated expense, dilutive effect, and impact on our burn rate;

•	the number of options and PSUs previously granted to each applicable Named Executive Officer; and

•	input from Pearl Meyer.

The Committee did not assign a specific weighting to any of these factors.

Stock Options. In February 2021, the Committee awarded Messrs. Schottenstein and Creek options to purchase 100,000 and 55,000 Common Shares, respectively. These awards represented the same number of service-based stock options that each received in 2020. The Committee last increased the number of options annually awarded to Messrs. Schottenstein and Creek in 2020 and 2013, respectively. In August 2021 (at the first Committee meeting following her hiring date), the Committee awarded Ms. Krohne options to purchase 12,500 Common Shares. All of the options awarded in 2021 vest and become exercisable in 20% increments on the first five anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment on the applicable vesting date (except in certain circumstances), and expire ten years after the date of grant.

Because stock options have value only if the price of our Common Shares increases, the Committee believes that options are inherently tied to shareholder return and align the interests of our Named Executive Officers and our shareholders. The Committee further believes that the five-year vesting schedule focuses our Named Executive Officers on our long-term performance, is consistent with the nature of the homebuilding business (i.e., the business requires a relatively long time horizon before a financial benefit is realized), mitigates excessive risk taking in the short-term and serves as a retention tool (unvested options are forfeited if an executive voluntarily terminates his or her employment).

PSUs. In February 2021, the Committee awarded Messrs. Schottenstein and Creek 19,297 and 11,578 target number of PSUs, respectively, with the underlying Common Shares having a respective aggregate market value on the grant date of approximately $1,000,000 and $600,000 (the “2021-2023 PSUs”). In each case, this aggregate grant date market value was approximately the same as the aggregate grant date market value of the Common Shares underlying the target number of PSUs awarded to such Named Executive Officer in 2020. The Committee last increased the aggregate grant date market value of the Common Shares underlying the target number of PSUs annually awarded to Messrs. Schottenstein and Creek in 2020.

The actual number of 2021-2023 PSUs that will vest and be earned (if any) by each applicable Named Executive Officer will be based (1) 80% on our cumulative annual Adjusted Pre-Tax Income (the “2021-2023 Adjusted Pre-Tax Income Performance Goal”) over the three-year performance period commencing on January 1, 2021 and ending on December 31, 2023 (the “2021-2023 Performance Period”) and (2) 20% on our relative total shareholder return compared to our Peer Group (the “2021-2023 Relative TSR Performance Goal”) over the 2021-2023 Performance Period, and on continued employment (except in certain circumstances). For each performance goal, the Committee established threshold, target and maximum performance levels and the

2021-2023 PSUs will vest, if at all, after completion of the 2021-2023 Performance Period, based upon our actual level of achievement of such performance goal, at the following percentage levels of the target number of 2021-2023 PSUs allocated to such performance goal:

Level of Achievement of Performance Goal(1)(2)	Percentage of Target 2021-2023 PSUs Vesting(1)

Below Threshold	0%

Threshold	50%

Target	100%

Maximum or Above	150%

(1)

The percentage of the target 2021-2023 PSUs that will vest and be earned for performance between (a) the threshold and target levels will increase proportionately based on linear interpolation from 50% to 100% based on our actual performance and (b) the target and maximum levels will increase proportionately based on linear interpolation from 100% to 150% based on our actual performance.

(2)	The same threshold, target and maximum performance levels for each performance goal apply to each applicable Named Executive Officer.

Additionally, the applicable Named Executive Officer must remain employed by us through the end of the 2021-2023 Performance Period for the 2021-2023 PSUs to vest and be earned, except in the case of termination due to death, disability or retirement or involuntary termination without cause by us. Any vested 2021-2023 PSUs will be settled on a one-for-one basis in Common Shares. Any 2021-2023 PSUs that do not vest will be forfeited. The 2021-2023 PSUs have no dividend or voting rights.

The Committee selected Adjusted Pre-Tax Income as the primary performance goal (weighted 80%) because this metric (1) is a key metric in our internal, long-term financial plan, (2) provides a balanced approach to focusing our executives on achieving our long-term objectives and maximizing performance and (3) is consistent with the long-term incentive plan practices of our Peer Group (nearly all of the companies in our Peer Group use some measure of profitability in their long-term incentive plan with the pre-tax income metric being the most common). The Committee subjectively established the threshold, target and maximum performance levels after considering our projections and strategic plan for the 2021-2023 Performance Period and current and expected homebuilding and general economic conditions.

The target level approximates our projected cumulative annual Adjusted Pre-Tax Income for the 2021-2023 Performance Period. It was designed to be reasonably achievable and provide a meaningful opportunity for reward with strong performance that requires our average annual Adjusted Pre-Tax Income for the 2021-2023 Performance Period to exceed our 2020 Adjusted Pre-Tax Income ($319.3 million). The maximum level was set at approximately 110% of the target level and was designed to incentivize and reward superior performance that exceeds our expectations. The threshold level was set at approximately 67% of the target level and was designed to mitigate the incentive for the executives to take unnecessary risks to achieve the target performance level by providing a reasonable vesting opportunity if our performance falls short of the target but meets a threshold level. Similar to the annual cash performance bonus program, the Committee was mindful, at the time it was establishing the terms of the 2021-2023 PSUs, that 2020 was an extraordinary year for us (with record results) and the homebuilding industry that may not be representative of future years and the COVID-19 pandemic was continuing and causing significant economic uncertainty for 2021 with respect to the homebuilding industry and the general economy (the extent of which was difficult to predict). While these factors impacted the Committee’s decisions with respect to all three performance levels, they had the most significant impact on the threshold level which the Committee reduced below historical levels (in terms of a percentage of target) to provide a reasonable amount of downside protection against the extraordinary 2020 comparable and the continued uncertainty caused by the COVID-19 pandemic.

The Committee selected relative total shareholder return as the secondary performance goal (weighted 20%) because this metric (1) further aligns the interests of our executives and our shareholders, (2) assesses performance relative to our Peer Group and thereby balances the emphasis on Company-based performance measures and (3) is consistent with the long-term incentive plan practices of our Peer Group (the majority of the companies in our Peer Group use the relative total shareholder return metric in their long-term incentive plan). Relative total shareholder return will be calculated based on changes in the market price of our Common Shares (plus dividends paid on the Common Shares (if any)) over the 2021-2023 Performance Period compared to each company in our Peer Group. Consistent with past practice, the Committee set the threshold, target and maximum performance levels at the 25th, 50th and 75th percentiles of the Peer Group, respectively. The Committee subjectively established these performance levels taking into consideration our past practices, market practices for a relative total shareholder return performance metric and input from Pearl Meyer.

Results/Payment for 2019-2021 PSU’s. As described in our 2020 Proxy Statement, in February 2019, the Committee awarded Messrs. Schottenstein, Creek and Mason 27,154, 14,482 and 12,056 target number of PSUs, respectively (the “2019-2021 PSUs”). Pursuant to the 2019-2021 PSUs, each such Named Executive Officer was entitled to a grant of our Common Shares ranging from 0% to 150% of his target number of 2019-2021 PSUs based (1) 80% on our cumulative annual Adjusted Pre-Tax Income over the three-year performance period commencing on January 1, 2019 and ending on December 31, 2021 (the “2019-2021 Performance Period”) and (2) 20% on our relative total shareholder return compared to our 2019-2021 PSU Peer Group (as defined on page 49 of this Proxy Statement) over the 2019-2021 Performance Period, and on continued employment (except as discussed below).

At the time of grant of the 2019-2021 PSUs, the Committee established threshold, target and maximum performance levels for each performance goal. The actual number of PSUs that would vest and Common Shares that would be earned by each of Messrs. Schottenstein, Creek and Mason would be equal to (1) 50% of his target number if we achieved the threshold level for both performance goals, (2) 100% of his target number if we achieved the target level for both performance goals, (3) 150% of his target number if we achieved the maximum level for both performance goals and (4) zero if we failed to achieve the threshold level for both performance goals (with the percentage of the target 2019-2021 PSUs that would vest and be earned for performance between (a) the threshold and target levels increasing proportionately based on linear interpolation from 50% to 100% based on our actual performance and (b) the target and maximum levels increasing proportionately based on linear interpolation from 100% to 150% based on our actual performance). The same threshold, target and maximum performance levels applied to each such Named Executive Officer.

The following table sets forth the threshold, target and maximum performance levels for each performance goal for the 2019-2021 PSUs and our actual results with respect to such goals:

2019-2021 PSU Award Results

	Performance Level			Actual Performance
Performance Goal	Threshold	Target	Maximum
Adjusted Pre-Tax Income(1) (weighted 80%)	$395 million	$485 million	$560 million	$1,005.5 million
Relative TSR(2) (weighted 20%)	25%	50%	75%	63%

(1)	Adjusted Pre-Tax Income means the Company’s cumulative annual pre-tax income from operations, excluding extraordinary items, such as asset impairments and certain other non-cash write-offs, over the

2019-2021 Performance Period. For 2019, Adjusted Pre-Tax Income was equal to (a) the sum of (i) income before income taxes and (ii) impairment of inventory and investment in joint venture arrangements less (b) recoveries for past stucco-related claims that were recorded directly to net income; for 2020, Adjusted Pre-Tax Income was equal to the sum of (a) income before income taxes, (b) impairment of inventory and investment in joint venture arrangements and (c) stucco-related charges, net of recoveries, included in “Costs and expenses: Land and housing;” and for 2021, Adjusted Pre-Tax Income was equal to equal to (a) the sum of (i) income before income taxes and (ii) loss on early extinguishment of debt less (b) a one-time gain included in “Other income,” in each case as reflected in our audited consolidated statements of income included in our 2021 Form 10-K.

(2)

Relative TSR means the Company’s total shareholder return over the 2019-2021 Performance Period as compared to the total shareholder return of each company in our 2019-2021 Peer Group over the same period. Total shareholder return is calculated based on the change in the market price of the applicable company’s common shares (plus dividends paid on such shares (if any)) over the 2019-2021 Performance Period. The 2019-2021 Peer Group consisted of the same companies that comprise our current Peer Group, except that the 2019-2021 Peer Group (a) did not include Century Communities, Inc. (which was added to our Peer Group in 2020) and (b) included (i) William Lyon Homes and Taylor Morrison Home Corporation until their merger in February 2020 (using a weighted average share price of the two companies (based on market capitalization) for the beginning share price) and (ii) Taylor Morrison Home Corporation after the merger until the end of the 2019-2021 Performance Period.

For the 2019-2021 Performance Period, (1) we achieved cumulative annual Adjusted Pre-Tax Income of $1,005.5 million and (2) our relative total shareholder return ranked in the 63rd percentile of the 2019-2021 Peer Group. Based on these results, the Committee certified a vesting level of 145% of Messrs. Schottenstein’s, Creek’s and Mason’s respective target number of 2019-2021 PSUs and approved grants of 39,428, 21,028 and 16,047 Common Shares to Messrs. Schottenstein, Creek and Mason, respectively. Pursuant to the terms of the 2018 LTIP, in the case of termination due to retirement prior to the end of the performance period, a prorated portion of the PSUs that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned (with the prorated amount based on the full number of months that the participant remained employed during the performance period). As a result of his retirement on September 30, 2021, a prorated portion of Mr. Mason’s target number of 2019-2021 PSUs vested (which is reflected in the number of Common Shares shown above).

Equity Grant Practices. The Committee grants all equity-based awards (including awards to our non-employee directors) pursuant to the 2018 LTIP. Except in the case of grants for new hires (which are generally made at the first Committee meeting following the hiring date), the Committee grants all stock options and PSUs at its first regularly scheduled Committee meeting of the year (typically in February). Our Board generally establishes the date of this meeting many months in advance, and the meeting follows our release of earnings for the prior year. We do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information. All stock options are awarded at the closing price of our Common Shares on the NYSE on the date of grant (i.e., the date the Committee approves the grant).

Benefits and Perquisites

In 2021, we provided our Named Executive Officers with the following benefits and perquisites (in addition to those received by all employees generally). The Named Executive Officers, along with certain other members of management, receive a monthly automobile allowance (with the amount based on position). We believe this benefit provides qualifying management with a benefit of high perceived value at a relatively low cost. For security and efficiency reasons, we allow Mr. Schottenstein to use our corporate airplane for personal use. The Committee reviews the extent of personal usage on a quarterly basis and retains the authority to discontinue such usage at any time. Mr. Schottenstein was assessed income for all personal use of the plane in 2021 in accordance with the applicable Internal Revenue Service regulations. The amount shown in the Summary

Compensation Table represents the incremental cost to the Company for his personal use of the plane. In addition, in 2021, we paid certain moving and relocation related expenses that Ms. Krohne incurred in connection with her relocation to Columbus, Ohio.

Since 1997, we have also maintained (on the same terms without any material modification) a $1.0 million supplemental split-dollar life insurance policy for Mr. Creek. Under this arrangement, we have an obligation to pay a portion of the premium and he has an obligation to pay the balance. In addition to paying our portion of the premium, we pay his portion and reimburse him for the taxes he incurs as a result of our payment of his portion.

Payments in Connection with Termination of Employment or Change in Control

We do not have employment or severance agreements with any of our Named Executive Officers, other than the change in control agreements described below (the “CIC Agreements”). As a result, we are not obligated to pay any severance or other enhanced benefits to our Named Executive Officers upon termination of employment or a change in control, except, under certain circumstances, for the benefits provided under the CIC Agreements, our equity compensation plans and our annual performance bonus plan. The Committee believes these benefits help us attract and retain exceptional executives and, in the case of the CIC Agreements, align executive and shareholder interests by enabling the applicable executives to pursue business alternatives that maximize shareholder value without a concern for job security.

CIC Agreements. We are a party to a CIC Agreement with each of Messrs. Schottenstein and Creek. The CIC Agreements are identical in all respects, except for the amounts payable thereunder, and remain in effect for so long as we employ the applicable executive or until we mutually agree to terminate his CIC Agreement.

As previously reported, we entered into the CIC Agreements in 2008 with each of our then executive officers (Messrs. Schottenstein, Creek and Mason). The Committee, at that time, determined that it was in our best interests to enter into the CIC Agreements based on several considerations, including to: (1) serve as a retention tool and ensure the executive officers pursue business alternatives that maximize shareholder value without a concern for job security; (2) focus the executive officers on leading our business through the then ongoing, severe recession in the homebuilding industry; and (3) ensure our compensation practices remained competitive. The CIC Agreement with Mr. Mason terminated by its terms upon Mr. Mason’s retirement in 2021. In connection with Ms. Krohne’s hiring in 2021, the Committee elected not to enter into a CIC Agreement with Ms. Krohne.

The CIC Agreements provide Messrs. Schottenstein and Creek with a level of financial protection only upon a loss of employment in connection with a change in control (i.e., a “double trigger”). Under the CIC Agreements, if (1) we terminate the applicable executive officer’s employment without cause within six months prior to, or twenty-four months after, a change in control or (2) the applicable executive officer terminates his employment for good reason within twenty-four months after a change in control, such executive officer will be entitled to:

•	a lump sum payment equal to the sum of:

•	a pre-determined multiple of his then-current annual base salary,

•	a pre-determined multiple of his average bonus earned during the five fiscal years immediately preceding the date of termination,

•

a prorated amount of the annual bonus (if any) which such executive officer is eligible to receive with respect to the fiscal year in which his employment is terminated, calculated based upon (1) the degree to which the performance goals applicable to his bonus have been achieved (on a prorated basis) through the last day of the month preceding his termination of employment and (2) the number of full calendar months that have elapsed during the fiscal year in which the termination occurs, and

•	any unused vacation; and

•	continued coverage (at no cost) in all of our programs that are subject to the benefit provisions of COBRA for up to a maximum of 24 months unless he obtains replacement coverage.

The pre-determined payment multiples are 2.99 for Mr. Schottenstein and 2 for Mr. Creek. These multiples were selected based primarily on a review of market data for our Peer Group.

Under the CIC Agreements, if the payments to be received by an executive officer constitute “excess parachute payments” under Section 280G of the Code, and are subject to excise tax under Section 4999 of the Code, such executive officer will be entitled to a gross-up payment in an amount necessary to ensure that he does not bear the cost of the excise tax, unless a cut-back by less than 10% of the total amount payable would make the excise tax inapplicable (in which case the amount payable to him will be reduced to the extent necessary to make the excise tax inapplicable). This modified gross-up provision was included to balance protecting the executives from any excise tax and limiting our exposure to the cost of a gross-up if the excise tax is triggered by a minimal amount.

2018 LTIP and 2009 LTIP. Under the 2018 LTIP (our current equity compensation plan) and the 2009 LTIP (our former equity compensation plan and under which awards remain outstanding) and the respective form of award agreement that applies to all outstanding stock options thereunder, if a participant’s employment is terminated for any reason other than death, disability, retirement or cause, his or her stock option privileges will be limited to the options then exercisable on the date of termination and expire unless exercised within 60 days after such date. In the case of termination due to death, disability or retirement, all options will become immediately exercisable and expire unless exercised by the applicable expiration date of the option. In the case of termination for cause, a participant will forfeit all of his or her options (whether or not exercisable). In the case of a change in control of M/I Homes, the Committee may take such actions as it deems necessary or desirable with respect to outstanding stock options. However, if in connection with a change in control, the Committee elects to (1) cancel any option, the participant will be entitled to receive a cash payment equal to the excess, if any, of the value of the consideration to be paid in the change in control to holders of the same number of Common Shares as the number of Common Shares underlying the option being cancelled over the aggregate exercise price of the option being cancelled or (2) cause a substitute award to be issued with respect to any option, the substitute award must substantially preserve the value, rights and benefits of the option being substituted.

Pursuant to the 2018 LTIP (our only equity compensation plan under which PSU’s remain outstanding) and the form of award agreement that applies to all outstanding PSUs thereunder, if a participant’s employment is terminated before the end of the performance period for any reason other than death, disability, retirement or involuntary termination by us without cause (i.e., termination by us for cause or voluntary termination by the participant), the participant will forfeit all of his or her PSUs. In the case of termination due to death or disability, the number of PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest and be earned. In the case of termination due to retirement or involuntary termination by us without cause, a prorated portion of the PSUs that would have vested (based on our actual performance as of the end of the performance period) will vest and be earned. The prorated amount will be based on the full number of months that the participant remained employed during the performance period. In the case of a change in control of M/I Homes, the Committee may take such actions as it deems necessary or desirable with respect to outstanding PSUs. However, if in connection with a change in control, the Committee elects to (1) cancel any PSU award, then the target number of PSUs subject to such award will vest and the participant will be entitled to receive a cash payment equal to the product of (a) the value of the consideration to be paid for each Common Share in connection with the change in control and (b) the number of vested PSUs or (2) cause a substitute award to be issued with respect to any PSUs, the substitute award must substantially preserve the value, rights and benefits of the PSUs being substituted.

Mr. Mason’s retirement on September 30, 2021 qualified as a “retirement” under the 2018 LTIP and the 2009 LTIP. As a result, (1) all of the stock options held by Mr. Mason on the date of his retirement became exercisable on such date, (2) he earned in February 2022 a prorated portion (based on the full number of months that he was employed by us during the 2019-2021 Performance Period) of the 2019-2021 PSUs awarded to him in 2019 that would have been earned (based on our actual performance as of the end of the 2019-2021 Performance Period) if he had remained employed by us for all of the 2019-2021 Performance Period and (3) he is eligible to earn a prorated portion (based on the full number of months that he was employed by us during the performance period applicable to the 2020-2022 PSUs (as defined on page 56 of this Proxy Statement)) of the 2020-2022 PSUs awarded to him in 2020 that would have been earned (based on our actual performance as of the end of such performance period) if he had remained employed by us for all of such performance period. For more information concerning Mr. Mason’s rights in connection with his retirement, see “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change in Control” on page 62 of this Proxy Statement.

2009 Annual Incentive Plan. Under our 2009 Annual Incentive Plan, if a participant’s employment is terminated before the end of the performance period for any reason other than death, disability, retirement or involuntary termination by us without cause (i.e., termination by us for cause or voluntary termination by the participant), he or she will not be eligible to receive any compensation under the Plan for such performance period. In the case of termination due to death, disability, retirement or involuntary termination by us without cause, he or she will be eligible to receive a prorated portion (based on the number of whole calendar months that the participant was employed by us during the performance period) of the compensation that would have been payable (based on our actual performance as of the end of the performance period) if he or she had remained employed for the full performance period. If a participant’s employment is terminated after the end of a performance period but prior to the related payment date, he or she will be entitled to receive any compensation earned for such performance period, except in the event of a termination for cause, in which case he or she will not receive any compensation for such performance period. In the case of a change in control of M/I Homes, each outstanding award under the 2009 Annual Incentive Plan will be deemed earned and payable at its “target” level.

Mr. Mason’s retirement on September 30, 2021 qualified as a “retirement” under the 2009 Annual Incentive Plan. As a result, Mr. Mason received in February 2022 a prorated portion (based on the whole number of months that he was employed by us during 2021) of the cash performance bonus that would have been payable (based on our actual performance as of the end of 2021) if he had remained employed by us for all of 2021. For more information concerning Mr. Mason’s rights in connection with his retirement, see “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change in Control” on page 62 of this Proxy Statement.

For more information concerning the Named Executive Officers’ rights (including quantification of the amounts that would be payable) upon termination of employment or a change in control, see “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change in Control” on page 62 of this Proxy Statement.

Deferred Compensation Plan

The Named Executive Officers may elect to defer payment of all or part of their annual cash performance bonus (if any) to a later date under our Executives’ Deferred Compensation Plan. The deferred amount is allocated to the executive’s deferred compensation account, where the deferred amount is converted into that number of whole phantom stock units determined by dividing the deferred amount by the closing price of our Common Shares on the NYSE on the date of such conversion (which is the same day the bonus is paid and the allocation is made). Each executive’s deferred compensation account is credited in an amount equal to any cash dividends paid on our Common Shares based on the phantom stock units then held by the executive. The amount so credited for dividends is also converted into phantom stock units. Subject to Section 409A of the Code, the phantom stock units held by an executive are distributed in the form of whole Common Shares (on a one-for-one basis) within 60 days of the earlier of the date specified by the executive in his or her deferral notice for the applicable plan year or the date his or her employment terminates for any reason other than retirement or, in certain cases, disability (in which case, the date set forth in his or her deferral notice applies), except that, in the event of a change in control, the phantom stock units are distributed in whole Common Shares within 60 days of the date of the change in control if an executive has so elected.

We make no contributions under the Executives’ Deferred Compensation Plan (matching or otherwise), and our obligations under the Plan are general unsecured obligations. The Committee believes that, by encouraging ownership of our Common Shares, the Plan further aligns the interests of our executives and our shareholders. None of the Named Executive Officers elected to defer any portion of his or her 2021 bonus. For more information concerning the Named Executive Officers’ participation in the Plan and their respective account balances thereunder as of December 31, 2021, see “Compensation of Executive Officers—Nonqualified Deferred Compensation” on page 61 of this Proxy Statement.

Share Ownership Guidelines

We do not require our executive officers to own a minimum number of our Common Shares. However, equity-based compensation is a significant percentage of their total compensation, and as of the Record Date, Messrs. Schottenstein and Creek beneficially owned 693,792 and 126,541 Common Shares, respectively. Given her recent hiring in 2021, Ms. Krohne did not beneficially own any Common Shares as of the Record Date. For more information concerning the Named Executive Officers’ beneficial ownership of our Common Shares, see “Principal Shareholders” on page 34 of this Proxy Statement.

Anti-Hedging/Pledging

Our officers (including our executive officers), directors and employees are subject to our Insider Trading Policy. This Policy sets forth rules governing transactions in our securities and the handling of confidential information. The Policy prohibits certain transactions which we believe create a heightened risk and/or the appearance of inappropriate conduct, including the purchase of financial instruments or other transactions that hedge or offset (or are designed to hedge or offset) a decrease in market value of our securities. Specifically, the Policy prohibits our officers, directors and employees from (1) engaging in hedging or monetization transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, (2) buying or selling publicly traded-options, including put options, call options and other derivative securities, (3) engaging in short sales, (4) holding securities in a margin account and (5) pledging securities as collateral for a loan, in each case with respect to our securities. These prohibitions apply to securities acquired by an officer, director or employee as part of his or her compensation and securities otherwise held by him or her. The prohibitions also apply to the family members of an officer, director or employee (and any other persons) who reside in the officer’s, director’s or employee’s household as well as any family members whose transactions are directed by, or subject to the influence or control of, such officer, director or employee.

Looking Forward—2022 Compensation

After reviewing our executive compensation program and data provided by Pearl Meyer, consulting with Pearl Meyer and receiving input from our Chief Executive Officer and certain other members of management, in the first quarter of this year, the Committee established our 2022 executive compensation program. The 2022 program is substantially similar in design to our 2021 program. Set forth below is a summary of the principal components of the 2022 program.

Base Salary. The base salaries for Mr. Schottenstein and Ms. Krohne remain at $1,000,000 and $450,000 respectively. The Committee increased Mr. Creek’s base salary from $650,000 to $750,000 based on our corporate performance and his individual performance in 2021, the scope of Mr. Creek’s responsibilities and the base salaries of similarly-situated executives in our Peer Group.

Annual Cash Performance Bonus. Each Named Executive Officer is eligible to receive an annual cash performance bonus based on our 2022 Adjusted Pre-Tax Income. Under the 2022 annual cash performance bonus program and similar to the 2021 program, Messrs. Schottenstein and Creek and Ms. Krohne are eligible to receive a bonus of up 350%, 250% and 120%, respectively, of their respective 2022 base salaries. As described above in “—2021 Executive Compensation—Annual Cash Performance Bonus,” these same percentages applied in 2021 (except in the case of Ms. Krohne with respect to whom the Committee increased the percentage of base salary from 100% to 120% in 2022 based on her individual performance in 2021 and the annual cash bonus opportunities of similarly-situated executives in our Peer Group). To further incentivize the Named Executive Officers and reward performance, the Committee designed the 2022 award formula in a manner that provides each Named Executive Officer with the opportunity to earn up to an additional 10%.

Equity-Based Compensation. In February 2022, the Committee awarded Messrs. Schottenstein and Creek and Ms. Krohne stock options to purchase 120,000, 65,000 and 15,000 Common Shares, respectively. These awards represented increases of 20,000, 10,000 and 2,500 options for Messrs. Schottenstein and Creek and Ms. Krohne, respectively. In each case, the Committee increased the number of options based on the long-term equity compensation of similarly-situated executives in our Peer Group. These options vest and become exercisable in 20% increments on the first five anniversaries of the date of grant, subject to the Named Executive Officer’s continued employment on the applicable vesting date (except in certain circumstances).

In February 2022, the Committee also awarded Messrs. Schottenstein and Creek 21,012 and 12,607 target number of PSUs, respectively, with the underlying Common Shares having a respective aggregate market value on the date of grant of approximately $1,000,000 and $600,000. In each case, this aggregate grant date market value was approximately the same as the aggregate grant date market value of the Common Shares underlying the target number of PSUs awarded to such Named Executive Officer in 2021.

The PSUs awarded to Messrs. Schottenstein and Creek will vest and be earned, if at all, after the completion of the performance period, which is the three-year period commencing on January 1, 2022 and ending on December 31, 2024, based (1) 80% on our cumulative annual Adjusted Pre-Tax Income and (2) 20% on our relative total shareholder return compared to our Peer Group over the performance period, and on continued employment (except in certain circumstances). The actual number of PSUs that will vest and be earned by each of Messrs. Schottenstein and Creek may be increased by up to 50% (from the target number) if we achieve the maximum performance level for both of the performance goals and may be decreased to zero if we fail to achieve the threshold performance level for both of the performance goals. If we achieve the threshold performance level for both of the performance goals, 50% of each of Messrs. Schottenstein’s and Creek’s target number of PSUs will vest and be earned. The percentage of the target number of PSUs that will vest and be earned for performance between (1) the threshold and target levels will increase proportionately based on linear interpolation from 50% to 100% based on our actual performance and (2) the target and maximum levels will increase proportionately based on linear interpolation from 100% to 150% based on our actual performance. The same threshold, target and maximum performance levels apply to each of Messrs. Schottenstein and Creek. The vested PSUs will be settled on a one-for-one basis in whole Common Shares. The PSUs have no dividend or voting rights. Any portion of the PSUs that do not vest will be forfeited.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board approved) that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2021 Form 10-K.

Compensation Committee:

Friedrich K.M. Böhm (Chairman)

Michael P. Glimcher

Elizabeth K. Ingram

Norman L. Traeger

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table for 2021

The following table summarizes the total compensation for the fiscal years ended December 31, 2021, 2020 and 2019 for the Company’s Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Robert H. Schottenstein	2021	1,000,000	—	1,017,799	1,569,000	3,500,000	340,996	7,427,795
Chairman, Chief Executive Officer	2020	1,000,000	—	977,610	1,265,000	3,500,000	140,065	6,882,675
and President	2019	900,000	—	776,605	869,760	2,562,210	237,669	5,346,244
Phillip G. Creek	2021	650,000	—	610,667	862,950	1,625,000	34,784	3,783,401
Executive Vice President, Chief	2020	650,000	—	586,552	695,750	1,625,000	33,922	3,591,224
Financial Officer and Director	2019	600,000	—	414,183	498,300	1,220,100	32,804	2,765,287
Susan E. Krohne (1)	2021	257,885	100,000	—	243,250	262,500	39,909	903,544
Senior Vice President, Chief Legal
Officer and Secretary
J. Thomas Mason (1)	2021	382,692	—	—	—	750,000	7,650	1,140,342
Former Executive Vice President,	2020	500,000	—	325,540	347,875	1,000,000	13,601	2,187,016
Chief Legal Officer and Secretary	2019	500,000	—	344,801	249,150	813,400	12,965	1,920,316
(1)

On October 27, 2020, Mr. Mason announced his decision to retire after more than 18 years with the Company. Effective June 1, 2021, the Company hired Ms. Krohne as Senior Vice President, Chief Legal Officer and Secretary. In connection with the hiring of Ms. Krohne, the Company and Mr. Mason determined that he would retire on September 30, 2021. See “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” and “—Potential Payments Upon Termination of Employment or Change in Control” on pages 50 and 62 of this Proxy Statement, respectively, for more information concerning Mr. Mason’s rights in connection with his retirement.

(2)

In connection with Ms. Krohne’s hiring, the Company paid Ms. Krohne a one-time bonus in the amount of $100,000 upon the commencement of her employment. See “Compensation Discussion and Analysis—2021 Executive Compensation—Annual Cash Performance Bonus” on page 43 of this Proxy Statement for more information concerning Ms. Krohne’s one-time bonus.

(3)

The amounts shown reflect the aggregate grant date fair value of the target number of 2021-2023 PSUs, PSUs granted in 2020 (the “2020-2022 PSUs”) and 2019-2021 PSUs granted under the 2018 LTIP during the 2021, 2020 and 2019 fiscal years, respectively, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s 2021 Form 10-K. The actual number of PSUs that will vest and be earned (if any) by each Named Executive Officer will be based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the applicable performance period (which began on January 1, 2021 and ends on December 31, 2023 for the 2021-2023 PSUs, which began on January 1, 2020 and ends on December 31, 2022 for the 2020-2022 PSUs, and which began on January 1, 2019 and ended on December 31, 2021 for the 2019-2021 PSUs) and (b) 20% on our relative total shareholder return compared to our Peer Group over the applicable performance period, and on continued employment (except in certain circumstances). The aggregate grant date fair value of the PSUs assuming we achieve the maximum performance level is as follows: Mr. Schottenstein, $1,526,675 for the 2021-2023 PSUs, $1,466,394 for the 2020-2022 PSUs, and $1,164,907 for the 2019-2021 PSUs; Mr. Creek, $916,003 for the 2021-2023 PSUs, $879,805 for the 2020-2022 PSUs, and $621,275 for the 2019-2021 PSUs; and Mr. Mason, $488,291 for the 2020-2022 PSUs and $517,198 for the 2019-2021 PSUs. Because of his planned retirement in 2021, the Compensation Committee elected not to award Mr. Mason any equity-based compensation in 2021. See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement for more information concerning the 2021-2023 PSUs granted in the 2021 fiscal year and PSUs granted under the 2018 LTIP generally.

(4)

The amounts shown reflect the aggregate grant date fair value of stock options granted under the 2018 LTIP during the 2021, 2020 and 2019 fiscal years computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s 2021 Form 10-K. The stock option awards underlying the aggregate grant date fair value for each Named Executive Officer with respect to the 2021, 2020 and 2019 fiscal years are as follows:

Name	2021 (a) (# of shares)		2020 (a) (# of shares)	2019 (a) (# of shares)
Robert H. Schottenstein	100,000		100,000	96,000
Phillip G. Creek	55,000		55,000	55,000
Susan E. Krohne	12,500		—	—
J. Thomas Mason	—	(b)	27,500	27,500

(a)

These stock options were granted under the 2018 LTIP as the Named Executive Officer’s annual service-based stock option award, vest and become exercisable in 20% increments on the first five anniversaries of the date of grant (subject to the Named Executive Officer’s continued employment on the applicable vesting date (except in certain circumstances)) and expire ten years after the date of grant unless sooner exercised or forfeited. See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement for more information concerning the annual service-based stock options granted in the 2021 fiscal year and stock options granted under the 2018 LTIP generally.

(b)

Because of his planned retirement in 2021, the Compensation Committee elected not to award Mr. Mason any equity-based compensation in 2021. See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement for more information.

(5)

The amounts shown reflect the non-equity incentive plan cash performance bonuses earned by the Named Executive Officers under the Company’s 2009 Annual Incentive Plan for the 2021, 2020 and 2019 fiscal years. See “Compensation Discussion and Analysis—2021 Executive Compensation—Annual Cash Performance Bonus” on page 43 of this Proxy Statement for more information concerning the annual cash performance bonuses earned by the Named Executive Officers with respect to the 2021 fiscal year.

(6)	The following table sets forth the details of “All Other Compensation” paid to each Named Executive Officer with respect to the 2021, 2020 and 2019 fiscal years:

Name	Year	Vehicle Allowance ($) (a)	Personal Use of Company Aircraft ($) (b)	Tax Reimbursement ($) (c)	Life Insurance Premiums ($) (d)	Company Contributions to 401(k) Plan ($) (e)	Relocation Expenses ($) (f)	Total ($)
Robert H. Schottenstein	2021	10,200	327,115	—	—	3,681	—	340,996
	2020	10,200	126,464	—	—	3,401	—	140,065
	2019	10,200	224,704	—	—	2,765	—	237,669
Phillip G. Creek	2021	10,200	—	3,021	17,882	3,681	—	34,784
	2020	10,200	—	2,730	17,591	3,401	—	33,922
	2019	10,200	—	2,489	17,350	2,765	—	32,804
Susan E. Krohne	2021	5,950	—	—	—	—	33,959	39,909

J. Thomas Mason	2021	7,650	—	—	—	—	—	7,650
	2020	10,200	—	—	—	3,401	—	13,601
	2019	10,200	—	—	—	2,765	—	12,965

(a)	The amounts shown reflect the aggregate cost to the Company attributable to a monthly automobile allowance.

(b)

The amounts shown reflect the incremental cost to the Company relating to personal use of the Company’s airplane. Of the amount shown for 2021, $76,943 related to non-recurring, extraordinary use of the Company’s airplane by Mr. Schottenstein to attend to a family emergency. The incremental cost for personal use of the Company’s airplane is calculated based on the average variable cost per hour to operate the airplane (which includes fuel, airport services, landing fees, passenger supplies, pilot travel related costs, ground transportation and prorated amount of maintenance and service program) times the hours of personal use. See “Compensation Discussion and Analysis—Benefits and Perquisites” on page 49 of this Proxy Statement for more information concerning this benefit.

(c)

The amounts shown reflect the amounts paid by the Company for reimbursement of taxes incurred by Mr. Creek in connection with the Company’s payment of Mr. Creek’s portion of the premium for a supplemental split-dollar life insurance policy for his benefit.

(d)

The amounts shown reflect the Company’s payment of both its portion and Mr. Creek’s portion of the premium for a supplemental split-dollar life insurance policy for the benefit of Mr. Creek. See “Compensation Discussion and Analysis—Benefits and Perquisites” on page 49 of this Proxy Statement for more information concerning this benefit.

(e)	The amounts shown reflect profit-sharing contributions made by the Company to the Named Executive Officers pursuant to the Company’s 401(k) Plan.

(f)	The amounts shown reflect moving and relocation related expenses paid by the Company in connection with Ms. Krohne’s relocation to Columbus, Ohio.

Grants of Plan-Based Awards for 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($) (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)
Robert H. Schottenstein	—	1,400,000		3,500,000
	2/16/2021				9,648	19,297	28,945			1,017,799	(4)
	2/16/2021							100,000	51.82	1,569,000	(5)
Phillip G. Creek	—	650,000		1,625,000
	2/16/2021				5,789	11,578	17,367			610,667	(4)
	2/16/2021							55,000	51.82	862,950	(5)
Susan E. Krohne (6)	—	104,994		262,500
	8/20/2021							12,500	63.40	243,250	(5)
J. Thomas Mason (6)	—	400,000		1,000,000

(1)

The amounts shown reflect the minimum and maximum amounts that each Named Executive Officer was eligible to receive with respect to the 2021 fiscal year based on the Adjusted Pre-Tax Income performance goal established by the Compensation Committee for such Named Executive Officer pursuant to the 2009 Annual Incentive Plan as described in “Compensation Discussion and Analysis—2021 Executive Compensation—Annual Cash Performance Bonus” on page 43 of this Proxy Statement. In the case of Mr. Mason, because of his retirement on September 30, 2021, the actual minimum and maximum amounts that he was eligible to receive under the 2009 Annual Incentive Plan with respect to the 2021 fiscal year were $300,000 and $750,000, respectively (i.e., the prorated amounts based on the number of whole calendar months that he was employed by the Company during 2021). While the Compensation Committee established minimum and maximum amounts with respect to the Adjusted Pre-Tax Income performance goal, it did not establish any target amount for this performance goal. In 2021, based on our performance with respect to the Adjusted Pre-Tax Income performance goal, each Named Executive Officer earned 100% of his or her maximum performance bonus opportunity, which resulted in a bonus of $3,500,000, $1,625,000, $262,500, and $750,000 for Mr. Schottenstein, Mr. Creek, Ms. Krohne, and Mr. Mason (with the amount earned by Ms. Krohne and Mr. Mason representing the maximum prorated amount based on the number of whole calendar months that she or he was employed by the Company during 2021), respectively.

(2)

The amounts shown reflect the threshold, target and maximum number of 2021-2023 PSUs granted under the 2018 LTIP that the Named Executive Officer is eligible to earn based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the 2021-2023 Performance Period and (b) 20% on our relative total shareholder return compared to our Peer Group over the 2021-2023 Performance Period, and on continued employment (except in certain circumstances). See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement for more information concerning the 2021-2023 PSUs granted in the 2021 fiscal year and PSUs granted under the 2018 LTIP generally.

(3)

The amounts shown reflect the number of stock options granted under the 2018 LTIP as the Named Executive Officer’s 2021 annual service-based stock option award. These stock options vest and become exercisable in 20% increments on the first five anniversaries of the date of grant (subject to the Named Executive Officer’s continued employment on the applicable vesting date (except in certain circumstances)) and expire on February 16, 2031, with respect to Messrs. Schottenstein and Creek and on August 20, 2031 with respect to Ms. Krohne, unless sooner exercised or forfeited. The stock options have an exercise price equal to the closing price of our Common Shares on the NYSE on the date of grant. See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement and “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement for more information concerning the annual service-based stock options granted in the 2021 fiscal year and stock options granted under the 2018 LTIP generally.

(4)

The amounts shown reflect the aggregate grant date fair value of the target number of 2021-2023 PSUs granted to the Named Executive Officer in the 2021 fiscal year computed in accordance with FASB ASC Topic 718.

(5)	The amounts shown reflect the aggregate grant date fair value of the stock options granted to the Named Executive Officer in the 2021 fiscal year computed in accordance with FASB ASC Topic 718.

(6)

In connection with Ms. Krohne’s hiring in 2021, the Compensation Committee elected to award her service-based stock options. Because of his planned retirement in 2021, the Compensation Committee elected not to award Mr. Mason any equity-based compensation in 2021. See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement for more information.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Name	Exercisable	Unexercisable
Robert H. Schottenstein	16,500	—		23.34	2/08/2027
	19,200	19,200	(2)	31.93	2/15/2028
	—	57,600	(3)	27.62	2/19/2029
	20,000	80,000	(4)	42.23	2/18/2030
	—	100,000	(5)	51.82	2/16/2031
						42,976	2,672,248
Phillip G. Creek	11,000	—		23.34	2/08/2027
	44,000	11,000	(2)	31.93	2/15/2028
	—	33,000	(3)	27.62	2/19/2029
	11,000	44,000	(4)	42.23	2/18/2030
	—	55,000	(5)	51.82	2/16/2031
						25,785	1,603,311
Susan E. Krohne	—	12,500	(6)	63.40	8/20/2031
J. Thomas Mason (7)	5,500	—		23.34	2/08/2027
	11,000	—		31.93	2/15/2028
	16,500	—		27.62	2/19/2029
	22,000	—		42.23	2/18/2030
						4,599	285,966

(1)

Each of the stock options with an expiration date prior to 2029 was granted under the 2009 LTIP and all other stock options were granted under the 2018 LTIP. All options expire ten years after the date of grant in accordance with the terms of the 2018 LTIP or the 2009 LTIP.

(2)	100% of these unexercisable options vest on December 31, 2022.

(3)	33% of these unexercisable options vest on each of February 19, 2022, 2023 and 2024.

(4)	25% of these unexercisable options vest on each of February 18, 2022, 2023, 2024 and 2025.

(5)	20% of these unexercisable options vest on each of February 16, 2022, 2023, 2024, 2025 and 2026.

(6)	20% of these unexercisable options vest on each of August 20, 2022, 2023, 2024, 2025 and 2026.

(7)

In accordance with the terms of the 2018 LTIP and the 2009 LTIP, all of the stock options held by Mr. Mason on the date of his retirement (September 30, 2021) became exercisable on such date. See “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” and “—Potential Payments Upon Termination of Employment or Change in Control” on pages 50 and 62 of this Proxy Statement, respectively, for more information concerning Mr. Mason’s rights in connection with his retirement.

(8)

The amounts shown reflect the aggregate target number of 2020-2022 PSUs and 2021-2023 PSUs awarded to the Named Executive Officer in 2020 and 2021, respectively, under the 2018 LTIP. Assuming that we achieve the maximum performance level applicable to the 2020-2022 PSUs and the 2021-2023 PSUs, the amounts shown would increase to: Mr. Schottenstein, 64,463; Mr. Creek, 38,677; and Mr. Mason, 6,899. The actual number of PSUs that will vest and be earned (if any) by the Named Executive Officer will be determined after the applicable performance period (which began on January 1, 2020 and ends on December 31, 2022 for the 2020-2022 PSUs and which began on January 1, 2021 and ends on December 31, 2023 for the 2021-2023 PSUs) based (a) 80% on our cumulative annual Adjusted Pre-Tax Income over the applicable performance period and (b) 20% on our relative total shareholder return compared to our Peer Group over the applicable performance period, and on continued employment (except in certain circumstances). In the case of Mr. Mason (because of his retirement on September 30, 2021), the amounts shown in the table and in this footnote reflect the prorated target or maximum number (as the case may be) of 2020-2022 PSUs that he is eligible to earn under the 2018 LTIP based on the full number of months that he was employed by the Company during the performance period applicable to the 2020-2022 PSUs and the Company’s actual performance over such performance period. As disclosed in “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation,” on page 45 of this Proxy Statement, the Compensation Committee did not award Ms. Krohne or Mr. Mason any 2021-2023 PSUs.

(9)

The amounts shown reflect the aggregate market value as of December 31, 2021 of the aggregate target number of 2020-2022 PSUs and 2021-2023 PSUs awarded to the Named Executive Officer in 2020 and 2021, respectively, calculated by multiplying the aggregate target number of 2020-2022 PSUs and 2021-2023 PSUs by $62.18 (the closing price of our Common Shares on the NYSE on December 31, 2021, the last trading day of 2021). Assuming that we achieve the maximum performance level applicable to the 2020-2022 PSUs and the 2021-2023 PSUs, the amounts shown would increase to: Mr. Schottenstein, $4,008,309; Mr. Creek, $2,404,936; and Mr. Mason, $428,980. In the case of Mr. Mason (because of his retirement on September 30, 2021), the amounts shown in the table and in this footnote reflect the aggregate market value as of December 31, 2021 of the prorated target or maximum number (as the case may be) of 2020-2022 PSUs that he is eligible to earn under the 2018 LTIP based on the full number of months that he was employed by the Company during the performance period applicable to the 2020-2022 PSUs and the Company’s actual performance over such performance period. As disclosed in “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation,” on page 45 of this Proxy Statement, the Compensation Committee did not award Ms. Krohne or Mr. Mason any 2021-2023 PSUs.

Option Exercises and Stock Vested in 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert H. Schottenstein	90,600	2,235,027	39,428	1,876,379
Phillip G. Creek	33,000	1,377,984	21,028	1,000,723
Susan E. Krohne	—	—	—	—
J. Thomas Mason	27,500	882,737	16,047	763,677

(1)	The amounts shown reflect the difference between the exercise price of the option and the market price of the Common Shares at the time of exercise.

(2)

The amounts shown reflect the number of Common Shares issued to the Named Executive Officer on February 17, 2022 in settlement of the vesting of the 2019-2021 PSUs multiplied by $47.59 (the closing price of our Common Shares on the NYSE on February 17, 2022). See “Compensation Discussion and Analysis—2021 Executive Compensation—Equity-Based Compensation” on page 45 of this Proxy Statement for more information concerning the vesting of the 2019-2021 PSUs.

Nonqualified Deferred Compensation for 2021

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (4)	Aggregate Balance at Last Fiscal Year-End ($) (5)
Robert H. Schottenstein	—	—	—	—	—
Phillip G. Creek	—	—	—	—	—
Susan E. Krohne	—	—	—	—	—
J. Thomas Mason	—	—	62,067	—	223,599

(1)

None of the Named Executive Officers made any contributions during the 2021 fiscal year under the Executives’ Deferred Compensation Plan. For more information concerning the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan” on page 52 of this Proxy Statement.

(2)	The Company does not make any contributions under the Executives’ Deferred Compensation Plan on behalf of any of the participants in the plan.

(3)

The amounts shown reflect the notional change in the value of the Named Executive Officers’ accounts under the Executives’ Deferred Compensation Plan during the 2021 fiscal year based on the change in value of our Common Shares during the 2021 fiscal year. The Company paid no dividends on its Common Shares during the 2021 fiscal year. None of the amounts reported in this column are reported as compensation in the Summary Compensation Table on page 56 of this Proxy Statement.

(4)

The amounts shown reflect the market value of the Common Shares distributed to the Named Executive Officers during the 2021 fiscal year (based on the closing price of our Common Shares on the NYSE on the date of the distribution) pursuant to the Executives’ Deferred Compensation Plan.

(5)

The amounts shown reflect the market value as of December 31, 2021 of the Common Shares underlying the whole phantom stock units held in the Named Executive Officers’ accounts under the Executives’ Deferred Compensation Plan based on the closing price of our Common Shares on the NYSE on December 31, 2021. With respect to Mr. Mason, $38,742 of the amount shown has been previously reported as compensation in the Summary Compensation Table for previous years.

Potential Payments Upon Termination of Employment or Change in Control

As described in “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement, we are a party to a CIC Agreement with each of Robert H. Schottenstein and Phillip G. Creek that provides certain severance and other enhanced benefits if we experience a change in control and the executive’s employment is terminated in connection with that change in control. Other than the benefits that may be payable to the Named Executive Officers under the CIC Agreements (to the extent applicable), the accelerated vesting under certain circumstances of stock options and PSUs granted to the Named Executive Officers under the 2018 LTIP and the 2009 LTIP and certain payments that may be payable to the Named Executive Officers under the 2009 Annual Incentive Plan, we do not currently have employment or severance agreements or other plans or arrangements that provide payments or enhanced benefits to our Named Executive Officers in connection with a termination of employment or change in control.

The following table summarizes the potential payments to our Named Executive Officers upon a termination of employment and/or a change in control of the Company (assuming, except as otherwise noted with respect to J. Thomas Mason (who retired on September 30, 2021), that the triggering event occurred on December 31, 2021):

Name and Type of Potential Payment	Death ($)	Disability ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Involuntary Not for Cause Termination Followed by a Change in Control (5) ($)	Involuntary Not for Cause Termination or Voluntary Termination for Good Reason After a Change in Control (6) ($)
Robert H. Schottenstein
Severance Benefits: (1)	—	—	—	—	—	21,665,871	23,822,924
Accelerated Vesting of Stock Options Under the 2018 LTIP/2009 LTIP: (2)	5,203,456	5,203,456	5,203,456	—	5,203,456	—	5,203,456
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	5,123,881	5,123,881	3,819,354	3,819,354	5,123,881	5,123,881	5,123,881
2009 Annual Incentive Plan Payments: (4)	3,500,000	3,500,000	3,500,000	3,500,000	3,208,333	3,500,000	3,208,333
Total:	13,827,337	13,827,337	12,522,810	7,319,354	13,535,670	30,289,751	37,358,593
Phillip G. Creek
Severance Benefits: (1)	—	—	—	—	—	5,489,896	5,489,896
Accelerated Vesting of Stock Options Under the 2018 LTIP/2009 LTIP: (2)	2,920,830	2,920,830	2,920,830	—	2,920,830	—	2,920,830
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	2,734,303	2,734,303	2,128,133	2,128,133	2,734,303	2,734,303	2,734,303
2009 Annual Incentive Plan Payments: (4)	1,625,000	1,625,000	1,625,000	1,625,000	1,489,583	1,625,000	1,489,583
Total:	7,280,133	7,280,133	6,673,963	3,753,133	7,144,717	9,849,199	12,634,612
Susan E. Krohne
Severance Benefits: (1)	—	—	—	—	—	—	—
Accelerated Vesting of Stock Options Under the 2018 LTIP/2009 LTIP: (2)	0	0	—	—	0	—	0
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	—	—	—	—	—	—	—
2009 Annual Incentive Plan Payments: (4)	262,500	262,500	—	262,500	240,625	262,500	240,625
Total:	262,500	262,500	—	262,500	240,625	262,500	240,625
J. Thomas Mason (7)
Severance Benefits: (1)	—	—	—	—	—	—	—
Accelerated Vesting of Stock Options Under the 2018 LTIP/2009 LTIP: (2)	—	—	1,314,610	—	—	—	—
Accelerated Vesting of PSUs Under the 2018 LTIP: (3)	—	—	1,193,338	—	—	—	—
2009 Annual Incentive Plan Payments: (4)	—	—	750,000	—	—	—	—
Total:	—	—	3,257,948	—	—	—	—

(1)	The amounts shown are based on the CIC Agreements with our Named Executive Officers as follows:

For Mr. Schottenstein, of the amounts shown: (a) $10,778,179 represents a lump sum payment equal to the product of (i) 2.99 and (ii) the sum of his base salary at December 31, 2021 and his average annual bonus earned during the 2016-2020 fiscal years; (b) $3,500,000 represents a lump sum payment for his 2021 annual bonus (which amount is equal to the amount he earned under the 2009 Annual Incentive Plan with respect to the 2021 fiscal year and is based on the triggering event occurring on December 31, 2021 and the performance period being deemed to have ended on November 30, 2021, in accordance with the terms of his CIC Agreement); (c) $96,154 represents a lump sum payment for unused vacation; (d) $50,862 represents the estimated cost to the Company of providing continued coverage (at no cost to Mr. Schottenstein) in our group health plan for 24 months; (e) in the event of an involuntary not for cause termination followed by a change in control, $7,240,676 represents estimated excise tax payments payable to Mr. Schottenstein under his CIC Agreement; and (f) in the event of an involuntary not for cause termination or voluntary termination for good reason after a change in control, $9,397,729 represents estimated excise tax payments payable to Mr. Schottenstein under his CIC Agreement.

For Mr. Creek, of the amounts shown: (a) $3,764,040 represents a lump sum payment equal to the product of (i) 2.00 and (ii) the sum of his base salary at December 31, 2021 and his average annual bonus earned during the 2016-2020 fiscal years; (b) $1,625,000 represents a lump sum payment for his 2021 annual bonus (which amount is equal to the amount he earned under the 2009 Annual Incentive Plan with respect to the 2021 fiscal year and is based on the triggering event occurring on December 31, 2021 and the performance period being deemed to have ended on November 30, 2021, in accordance with the terms of his CIC Agreement); (c) $62,500 represents a lump sum payment for unused vacation; and (d) $38,356 represents the estimated cost to the Company of providing continued coverage (at no cost to Mr. Creek) in our group health plan for 24 months. No excise tax payments would have been payable to Mr. Creek under his CIC Agreement.

In connection with Ms. Krohne’s hiring in June 2021, the Compensation Committee elected not to enter into a CIC Agreement with Ms. Krohne. The CIC Agreement with Mr. Mason terminated by its terms upon Mr. Mason’s retirement on September 30, 2021 without any payment thereunder.

For more information concerning the CIC Agreements, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement.

For purposes of each CIC Agreement, “cause” means: (a) any act of fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of our assets or business opportunities; (b) conviction of a felony; (c) willful refusal to substantially perform his assigned duties; (d) willful engagement in gross misconduct materially injurious to the Company; or (e) breach of any material term of the CIC Agreement. However, “cause” will not arise due to any event that constitutes “good reason” under the CIC Agreement.

For purposes of each CIC Agreement, “change in control” means: (a) the acquisition by any person or group of the ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; (b) the acquisition by any person or group, within any twelve month period, of the ownership of our stock possessing 30% or more of the total voting power of our stock; (c) the date a majority of the members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) the acquisition by any person or group, within any twelve-month period, of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition. The definition of “change in control” will be interpreted in a manner that is consistent with the definition of “change in control event” under Section 409A of the Code and the Treasury Regulations promulgated thereunder.

For purposes of each CIC Agreement, “good reason” means the occurrence of any of the following events during the 24 consecutive calendar months beginning after a change in control occurring during the term of the CIC Agreement to which the executive has not consented in writing: (a) any breach of the CIC Agreement of any nature whatsoever by or on behalf of the Company; (b) a reduction in his title, duties or responsibilities, as compared to either his title, duties or responsibilities immediately before the change in control or any enhanced or increased title, duties or responsibilities assigned to him after the change in control; (c) the permanent assignment to him of duties that are inconsistent with his office immediately before the change in control or any more senior office to which he is promoted after the change in control; (d) a reduction in his base salary; (e) a reduction in the annual cash bonus that he is eligible to receive or a change in the manner in which such annual cash bonus is calculated; (f) a material reduction in the aggregate value of his other annual compensation and/or fringe benefits; (g) a requirement that he relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 30 miles from the principal office or worksite to which he was assigned immediately before the change in control or any location to which he agreed, in writing, to be assigned after the change in control; or (h) we attempt to amend or terminate the CIC Agreement except in accordance with the procedures described therein.

(2)

Pursuant to the terms of the 2018 LTIP and the 2009 LTIP, if a participant’s employment is terminated as a result of death, disability or retirement, all of the participant’s unvested stock options will immediately vest and become exercisable. In the event of a change in control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding stock options, including (a) the acceleration of the vesting and exercisability of options, (b) the payment of cash in exchange for the cancellation of any options and/or (c) the issuance of substitute awards that preserve the value, rights and benefits of any options affected by the change in control. The table assumes that all unvested stock options under the 2018 LTIP and the 2009 LTIP will immediately vest and become exercisable upon a change in control. The amounts shown represent the value of the accelerated stock options as of December 31, 2021 (September 30, 2021 in the case of Mr. Mason), calculated by multiplying the number of accelerated stock options by the difference between the exercise price and the closing price of our Common Shares on the NYSE on December 31, 2021 (September 30, 2021 in the case of Mr. Mason). For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP and the 2009 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement. As of December 31, 2021, the exercise price of all options held by Ms. Krohne that would have accelerated assuming death, disability or a change in control on such date exceeded the closing price of the Common Shares on the NYSE on such date, and Ms. Krohne did not qualify for “retirement” under the 2018 LTIP.

For purposes of the 2018 LTIP and the 2009 LTIP, “disability” means: with respect to any award (other than an incentive stock option), unless otherwise provided in the related award agreement, (a) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (b) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer, or (c) the participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

For purposes of the 2018 LTIP and the 2009 LTIP, “retirement” means a participant’s termination of employment (other than for cause) on or after the date on which the sum of the participant’s years of service with the Company and its affiliates plus the participant’s age is equal to or greater than 70, provided that the participant has attained the age of 55.

For purposes of the 2018 LTIP and the 2009 LTIP, “change in control” means: (a) the members of the Board on the effective date of the 2018 LTIP or the 2009 LTIP, as applicable (including individuals whose election or nomination for election was approved by a majority of such directors), cease for any reason other than death to constitute at least a majority of the members of the Board; (b) the acquisition by any person or group, other than the Company, any subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, of beneficial ownership, directly or indirectly, of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; (c) the merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets or shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company; (d) the sale or other disposition of all or substantially all of the assets of the Company; or (e) the liquidation or dissolution of the Company. Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any award that is subject to Section 409A of the Code, a change in control will not be deemed to have occurred unless the events or circumstances constituting a change in control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

(3)

Pursuant to the terms of the 2018 LTIP, if, during a performance period, a participant’s employment is terminated: (a) as a result of death or disability, then all of the PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest at the end of the performance period; or (b) involuntarily without cause or as a result of the participant’s retirement, a prorated portion (based on the full number of months that the participant was employed by us during the performance period) of the PSUs that would have vested had the participant remained employed through the end of the performance period (based on our actual performance as of the end of the performance period) will vest at the end of the performance period. For purposes of these termination events, the table reflects actual performance with respect to the 2019-2021 PSUs and assumes that the performance goals applicable to the 2020-2022 PSUs and the 2021-2023 PSUs will be achieved at the target level.

In the event of a change in control, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding PSUs, including (a) the acceleration of the vesting and settlement of any PSUs, (b) the payment of cash in exchange for the cancellation of any PSUs and/or (c) the issuance of substitute awards that preserve the value, rights and benefits of any PSUs affected by the change in control. The table reflects actual performance with respect to the 2019-2021 PSUs and assumes all 2020-2022 PSUs and 2021-2023 PSUs will immediately vest at the target level upon a change in control.

The amounts shown represent the value of the PSUs that have been earned or are assumed will be earned or accelerated as described in the foregoing paragraphs of this footnote (3) as of December 31, 2021 (September 30, 2021 in the case of Mr. Mason), calculated by multiplying the number of such PSUs by the closing price of our Common Shares on the NYSE on December 31, 2021 (September 30, 2021 in the case of Mr. Mason). For more information concerning a participant’s rights upon termination of employment or a change in control under the 2018 LTIP, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement.

(4)

Pursuant to the terms of the 2009 Annual Incentive Plan, if, during a performance period, a participant’s employment is terminated involuntarily without cause or as a result of the participant’s death, disability or retirement, the participant will receive a prorated portion (based on the number of whole calendar months that the participant was employed by us during the performance period) of the compensation that would have been payable under the 2009 Annual Incentive Plan if the participant had remained employed for the full performance period. The amounts shown with respect to death, disability, retirement and involuntary not for cause termination represent a lump sum payment equal to the amounts earned by the Named Executive Officers under the 2009 Annual Incentive Plan with respect to the 2021 fiscal year. Pursuant to the terms of the 2009 Annual Incentive Plan, if a change in control occurs during a performance period, each outstanding award thereunder will be considered earned and payable at its “target” level. With respect to the 2021 fiscal year awards granted under the 2009 Annual Incentive Plan, the Compensation Committee established threshold and maximum levels of performance for each of the Named Executive Officers, but did not establish “target” levels of performance. The amounts shown with respect to a change in control represent a lump sum payment equal to an estimated “target” level under the 2009 Annual Incentive Plan for the 2021 fiscal year awards based on the Company’s projected levels of performance with respect to the 2021 performance goals. For more information concerning a participant’s rights upon termination of employment or a change in control under the 2009 Annual Incentive Plan, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement. As of December 31, 2021, Ms. Krohne did not qualify for “retirement” under the 2009 Annual Incentive Plan.

For purposes of the 2009 Annual Incentive Plan, “disability” means: (a) the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months; (b) the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer; or (c) the participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

For purposes of the 2009 Annual Incentive Plan, “retirement” and “change in control” have substantially the same definitions as described in footnote (3) above with respect to the 2018 LTIP and the 2009 LTIP.

(5)

For purposes of this column, we have assumed that, on December 31, 2021, the Named Executive Officer incurred an involuntary not for cause termination, which was followed by a change in control. For more information concerning a participant’s rights upon termination of employment or a change in control, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement.

(6)

For purposes of this column, we have assumed that, on December 31, 2021, a change in control occurred, which was followed by the Named Executive Officer’s involuntary not for cause termination or voluntary termination for good reason. For more information concerning a participant’s rights upon termination of employment or a change in control, see “Compensation Discussion and Analysis—Payments in Connection with Termination of Employment or Change in Control” on page 50 of this Proxy Statement.

(7)

On September 30, 2021, Mr. Mason retired from the Company. Mr. Mason’s retirement qualified as a “retirement” under the 2018 LTIP, 2009 LTIP and 2009 Annual Incentive Plan. Based on his retirement on September 30, 2021, the table only includes payments upon a “retirement” triggering event occurring on such date.

In addition to the amounts shown in the table, pursuant to the terms of the Executives’ Deferred Compensation Plan, the phantom stock units held by each Named Executive Officer will be distributed in the form of whole Common Shares within 60 days of the earlier of the date specified by such Named Executive Officer in his or her deferral notice for the applicable plan year or the date his or her employment terminates for any reason other than disability or retirement (in which case, the date set forth in his or her deferral notice applies), except that, in the event of a change in control of the Company, the phantom stock units will be distributed in whole Common Shares within 60 days of the date of the change in control if such Named Executive Officer has so elected in his or her deferral notice. On December 31, 2021, the market value of the accounts of each of Robert H. Schottenstein, Phillip G. Creek, Susan E. Krohne and J. Thomas Mason under the Executives’ Deferred Compensation Plan was $0, $0, $0 and $223,599, respectively. For more information concerning the Named Executive Officers’ rights under the Executives’ Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plan” on page 52 of this Proxy Statement.

2021 CEO PAY RATIO

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K require the Company to disclose the following information for the year ended December 31, 2021:

•	the annual total compensation of our Chief Executive Officer, Robert H. Schottenstein, was $7,427,795;

•	the annual total compensation of our median employee was $83,784; and

•	the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 88.7 to 1.

To identify the median of the annual total compensation of all of our 1,643 active employees as of December 31, 2021, including any full-time, part-time, temporary or seasonal employees but excluding our Chief Executive Officer, we used total wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2021. In making this determination, we did not annualize compensation for any full-time or part-time permanent employees who were employed on December 31, 2021 but did not work for us for the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

After identifying our median employee, we determined the median employee’s annual total compensation in the same manner that we determine the total compensation of our Named Executive Officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our Chief Executive Officer, we used the amount for 2021 reported in the “Total” column of the Summary Compensation Table set forth on page 56 of this Proxy Statement.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

COMPENSATION OF DIRECTORS

The Board annually reviews and determines the compensation for our non-employee directors taking into account the recommendations of the Compensation Committee. In connection with this review and determination, the Board and the Compensation Committee consider the compensation paid to the non-employee directors of companies in our Peer Group, the current facts and circumstances relating to our business, our past practices and input from Pearl Meyer. The Board believes that our non-employee director compensation should (1) be generally competitive with companies in our Peer Group to ensure that we attract and retain qualified non-employee directors and (2) include a combination of cash and equity-based compensation to align the interests of our non-employee directors and our shareholders. The Board does not have a pre-established policy or target for the allocation between cash and equity-based compensation and, instead, determines the mix of compensation based on what it believes is most appropriate under the circumstances.

Based on its annual review in 2021, the Board determined that the non-employee directors would receive in 2021 (1) the same cash compensation as in 2020 and (2) that number of restricted stock units equal to the quotient obtained by dividing $200,000 by the closing price of our Common Shares on the NYSE on the date of grant (as opposed to 4,000 stock units in 2020). The Board changed the form of the equity-based compensation to restricted stock units (which vest on the first anniversary of the date of grant) from stock units (which immediately vested on the date of grant) based on general market practices and to subject the non-employee directors’ equity-based compensation to the one-year minimum vesting requirement set forth in the 2018 LTIP. At the same time, the Board changed from a fixed share approach for the equity-based compensation to a fixed value approach to ensure greater consistency in the value of the equity-based compensation provided to the non-employee directors on an annual basis. The Board determined the value of the 2021 equity-based compensation based on Peer Group data, our past practices and input from Pearl Meyer.

For 2021, each non-employee director (other than the Lead Independent Director and Chairman of the Compensation Committee, the Chairman of the Audit Committee and the Chairman of the Nominating and Governance Committee) received an annual retainer of $75,000 as payment for his or her service on the Board and any of its committees. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee received an annual retainer of $110,000, $95,000 and $90,000, respectively, and the Lead Independent Director (who also serves as the Chairman of the Compensation Committee) received an additional $20,000. All retainers are paid in equal quarterly installments after each quarterly Board meeting. Non-employee directors may defer payment of their retainer fees pursuant to the Director Deferred Compensation Plan. See footnote (1) to the Director Compensation Table below for a description of this plan.

For 2021, each non-employee director also received a grant of restricted stock units under the 2018 LTIP with the underlying Common Shares having an aggregate market value on the date of grant of approximately $200,000 (2,910 restricted stock units). Pursuant to the 2018 LTIP and the applicable form of award agreement, the restricted stock units will vest on the first anniversary of the date of grant (subject to the non-employee director’s continued service on the Board on the vesting date (except in the case of death or disability in which case the restricted stock units will vest on the date of death or disability, as the case may be)) and will be settled in Common Shares upon the director’s separation of service from the Company. Any dividends paid with respect to our Common Shares after the grant date of the restricted stock units will accrue and be added to the restricted stock units and will be paid in Common Shares upon separation of service, except that the payment of any such dividends will be subject to the same terms, conditions and restrictions as the underlying restricted stock units and in no event will any such dividends be paid unless and until the underlying restricted stock units have vested.

The Compensation Committee approves all equity-based compensation granted to the non-employee directors. The Compensation Committee generally grants the non-employee director equity-based compensation at its meeting held immediately following the Company’s annual meeting of shareholders, and we do not have any program, plan or practice to time the grant of equity-based awards with the release of material non-public information.

For 2022, we currently intend for the compensation program for our non-employee directors to be the same as in 2021.

Director Compensation Table for 2021

The following table summarizes the total compensation for the fiscal year ended December 31, 2021 for each of the Company’s non-employee directors. Robert H. Schottenstein, Phillip G. Creek and J. Thomas Mason (who served as a director from January 1, 2021 until May 11, 2021) received no additional compensation for their services as directors and their compensation as employees of the Company is shown in the Summary Compensation Table on page 56 of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Friedrich K.M. Böhm	115,000	199,975	314,975
William H. Carter	110,000	199,975	309,975
Michael P. Glimcher	75,000	199,975	274,975
Elizabeth K. Ingram	75,000	199,975	274,975
Nancy J. Kramer	75,000	199,975	274,975
Norman L. Traeger	90,000	199,975	289,975
Kumi D. Walker	75,000	199,975	274,975

(1)

The amounts shown reflect the annual retainers earned by our non-employee directors for the 2021 fiscal year. Pursuant to the Director Deferred Compensation Plan, each of our non-employee directors may elect to defer to a later date the payment of all or any portion of the retainer fees received for serving as a director. The deferred fees are credited to the non-employee director’s deferred compensation account on the date of payment, where the fees are converted into that number of whole phantom stock units determined by dividing the amount of the deferred fees by the closing price of our Common Shares on the NYSE on such date. Each non-employee director’s deferred compensation account is credited in an amount equal to any cash dividends paid on our Common Shares based on the phantom stock units held by the non-employee director at the time the cash dividends are declared. The amount so credited for dividends is also converted into phantom stock units. The phantom stock units held by a non-employee director are distributed in the form of whole Common Shares within 60 days of the earlier of the date specified by the non-employee director in his or her deferral notice or the date the non-employee director no longer serves as a director. The Board believes that, by encouraging ownership of our Common Shares, the Director Deferred Compensation Plan aligns the interests of our non-employee directors and our shareholders. In 2021, none of the non-employee directors elected to defer payment of any portion of his or her annual retainers. For more information concerning the Director Deferred Compensation Plan, including the number of Common Shares held by our non-employee directors pursuant to the Director Deferred Compensation Plan, see “Principal Shareholders” on page 34 of this Proxy Statement.

(2)

The amounts shown reflect the aggregate grant date fair value of the restricted stock unit awards granted to our non-employee directors under the 2018 LTIP during the 2021 fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021, included in the Company’s 2021 Form 10-K. The 2,910 restricted stock units granted to each of the non-employee directors on May 11, 2021 (which were the only equity awards granted to the non-employee directors during the 2021 fiscal year) had a grant date fair value of $68.73 per unit (based on the closing price of our Common Shares on the NYSE on the date of grant). For the 2006 through 2008 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2006 Director Plan. In connection with our shareholders’ approval of the adoption of the 2009 LTIP, we terminated the 2006 Director Plan (although outstanding awards under the 2006 Director Plan remain in effect in accordance with their respective terms). For the 2009 through 2017 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2009 LTIP. In connection with our shareholders’ approval of the adoption of the 2018 LTIP, we terminated the 2009 LTIP (although outstanding awards under the 2009 LTIP remain in effect in accordance with their respective terms). For the 2018 through 2020 fiscal years, we granted annual director stock unit awards to the non-employee directors under the 2018 LTIP. The outstanding director stock units under the 2018 LTIP, the 2009 LTIP and the 2006 Director Plan contain substantially the same terms and the director stock units held by each non-employee director will be settled in Common Shares upon such director’s separation of service from the Company. As of December 31, 2021, Friedrich K.M. Böhm, William H. Carter, Michael P. Glimcher, Elizabeth K. Ingram, Nancy J. Kramer, Norman L. Traeger and Kumi D. Walker held 31,527, 24,500, 23,500, 8,000, 17,000, 31,527 and 0 director stock units, respectively, pursuant to the 2018 LTIP, the 2009 LTIP and/or the 2006 Director Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Purpose. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications, independence and performance; and (4) the performance of the Company’s internal audit function. The specific duties of the Audit Committee are set forth in its charter.

Responsibility. Management is responsible for the Company’s internal controls, preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s audits are performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and representations made by management and the independent registered public accounting firm.

Meetings. During the fiscal year, the Audit Committee met eight times with the Company’s senior financial management, including the internal auditors, and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release.

Auditor Independence. In fulfilling its oversight responsibility as to the audit process, the Audit Committee: (1) obtained from D&T a formal written statement describing all relationships between D&T and the Company that might bear on D&T’s independence consistent with PCAOB Rules 3520 and 3526; (2) discussed with D&T any relationships that may impact D&T’s objectivity and independence; and (3) satisfied itself as to D&T’s independence.

Auditor Required Communications. The Audit Committee reviewed and discussed with management, the internal auditors and D&T the quality and adequacy of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed and discussed with D&T all communications required by generally accepted auditing standards, including those matters described in Auditing Standard 1301, Communication with Audit Committees, and Generally Accepted Auditing Standards, as adopted by the PCAOB in Rule 3100. The Audit Committee discussed and reviewed the results of D&T’s audit of the consolidated financial statements with and without management present. The Audit Committee also reviewed and discussed the results of the Company’s internal audits conducted throughout the year.

Annual Financial Statements and Internal Controls. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2021 with management and D&T. Management has represented to the Audit Committee that the audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, consistently applied. The Audit Committee also reviewed, and discussed with management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Conclusion. Based on the Audit Committee’s reviews and discussions with management and D&T noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s 2021 Form 10-K that was filed with the SEC on February 17, 2022.

Audit Committee:

William H. Carter (Chairman)

Friedrich K.M. Böhm

Nancy J. Kramer

Norman L. Traeger

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020:

	Year Ended December 31,
	2021	2020
Audit Fees	$940,000	$880,000
Audit-Related Fees	210,000	182,000
Tax Fees	50,000	25,000
All Other Fees	—	—
Total	$1,200,000	$1,087,000

Audit Fees for the fiscal years ended December 31, 2021 and 2020 consisted of fees for professional services rendered for the audits of the annual consolidated financial statements of the Company, the annual audit of the Company’s assessment of internal control over financial reporting and quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees for the fiscal years ended December 31, 2021 and 2020 consisted of fees for annual audits of M/I Financial as well as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and review of the Company’s conclusions with respect to various accounting matters. In addition, the fees for 2021 and 2020 included fees related to the Company’s issuance of senior notes.

Tax Fees for the fiscal years ended December 31, 2021 and 2020 consisted of fees for the review of the Company’s federal and state tax returns. In addition, the fees for 2021 included fees related to a state assessment restructuring review.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted the following policy with respect to engagement of the Company’s independent registered public accounting firm to perform services for the Company:

Annually, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit and permissible non-audit services proposed to be performed during the fiscal year, together with a schedule of fees for such services, for approval.

In addition to reviewing and approving the engagement letter, the Audit Committee will annually pre-approve a list of audit services (not covered by the audit engagement letter) and permissible audit-related services, tax services and other services as well as a range of fees for those services. Any services rendered by the independent registered public accounting firm during that fiscal year will be considered pre-approved by the Audit Committee provided that the services rendered fall within the list of pre-approved services and the fees do not exceed the pre-approved fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to amend or modify the list of pre-approved permissible audit and non-audit services and fees. The Chairman will report any action taken to the Audit Committee at its next meeting. The Audit Committee is regularly kept informed by management of the services provided by the independent registered public accounting firm.

During the 2021 and 2020 fiscal years, all services provided by D&T were pre-approved in accordance with the terms of the Audit Committee’s pre-approval policy.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Any proposals from shareholders which are intended to be presented at the 2023 Annual Meeting of Shareholders must be received by the Company by December 9, 2022 to be eligible for inclusion in next year’s proxy statement and form of proxy. Such proposals may be included in next year’s proxy statement and form of proxy if they comply with certain SEC Rules. In addition, if a shareholder intends to present a proposal at the 2023 Annual Meeting of Shareholders without the inclusion of that proposal in the proxy statement relating to the 2023 Annual Meeting of Shareholders and written notice of the proposal is not received by the Company on or before February 22, 2023, or if the Company meets other requirements of applicable SEC Rules, proxies solicited by the Board for the 2023 Annual Meeting of Shareholders will confer discretionary authority to vote on the proposal at the meeting. In each case, written notice must be given to M/I Homes, Inc., 4131 Worth Avenue, Suite 500, Columbus, Ohio 43219, c/o Chief Legal Officer and Secretary.

Pursuant to the advance notice provision in our Regulations relating to the nomination of one or more persons for election as a director at an annual meeting of shareholders, shareholders who wish to nominate one or more persons for election as a director at the 2023 Annual Meeting of Shareholders may do so only if they comply with the nomination procedures set forth in our Regulations. The advance notice provision requires that a shareholder give written notice of such shareholder’s intent to make such nomination(s) by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Company not later than March 13, 2023 nor earlier than February 11, 2023. See “Information Regarding the Board, its Committees and Corporate Governance—Qualifications and Nomination of Directors” on page 9 of this Proxy Statement for information regarding our director nomination process.

EXPENSES OF SOLICITATION

The entire expense of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials, as well as other costs incurred in connection with the solicitation of proxies on behalf of the Board, will be paid by the Company, except for any Internet access fees and telephone service fees incurred by shareholders who elect to vote electronically via the Internet or telephonically. Proxies may be solicited personally or by telephone, facsimile, telegraph, mail, electronic mail or other electronic or online methods. Officers or employees of the Company may assist with solicitations and will receive no additional compensation for their services. The Company may engage Georgeson as proxy solicitor to assist it in soliciting proxies for the Annual Meeting, at an approximate cost of between $15,000 and $30,000. The Company will reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Shares.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter requiring a vote of the shareholders is properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided or, alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to virtually attend the Annual Meeting and wish to vote your Common Shares during the Annual Meeting, you may do so as described in “General—Attendance and Participation at the Virtual Annual Meeting” on page 1 of this Proxy Statement. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

Susan E. Krohne,
Secretary

APPENDIX A

M/I HOMES, INC.

2018 LONG-TERM INCENTIVE PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees, directors and consultants and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms and the terms “including” and “include” shall in all cases mean “including, without limitation,” and “include, without limitation,” respectively.

1.1     “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2     “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3     “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.

1.4     “Award Agreement” shall mean any written or electronic agreement, notice or instrument (in such form as approved by the Committee) evidencing an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5     “Board” shall mean the Board of Directors of the Company.

1.6     “Cash-Based Award” shall mean an Award granted pursuant to Article IX of the Plan.

1.7     “Cause” shall mean, unless otherwise provided in the related Award Agreement: (a) any act of fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of the assets or business opportunities of the Company or any Affiliate by the Participant, (b) conviction of the Participant of a felony, or (c) the Participant’s (i) willful refusal to substantially perform assigned duties (other than any refusal resulting from incapacity due to physical or mental illness or in the event that the assigned duties include any activities that are unlawful or would violate acceptable accounting, securities or other specifically defined business principles), (ii) willful engagement in gross misconduct materially injurious to the Company or any Affiliate, or (iii) breach of any material term of the Plan; provided, however, that Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence initiated by the Participant and approved by the Company.

1.8     “Change in Control” shall mean any of the following:

(a) the members of the Board on the Effective Date (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however, that any individual becoming a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

(b) the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company;

(c) the merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets or shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company;

(d) the sale or other disposition of all or substantially all of the assets of the Company; or

(e) the liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code, a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting a Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

1.9     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.10     “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two (2) directors, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act and an “independent director” under the rules of the exchange on which the Shares are then listed.

1.11     “Company” shall mean M/I Homes, Inc., an Ohio corporation, and any successor thereto.

1.12     “Consultant” shall mean any person who renders services to the Company or any of its Affiliates other than an Employee or a Director.

1.13     “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.

1.14     “Disability” shall mean:

(a) with respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code; and

(b) with respect to any other Award, unless otherwise provided in the related Award Agreement, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board.

1.15    “Effective Date” shall mean the effective date of the Plan as set forth in Article XVI.

1.16     “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.17     “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a) If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b) If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(c) If neither (a) nor (b) applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.18     “Full Value Award” shall mean an Award that is settled by the issuance of Shares, other than an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right.

1.19     “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.

1.20     “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.21     “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.22     “Other Stock-Based Award” shall mean an Award granted pursuant to Article VIII of the Plan.

1.23     “Participant” shall mean an Employee, Director or Consultant who is granted an Award under the Plan.

1.24     “Performance-Based Award” shall mean an Award described in Article X of the Plan.

1.25     “Performance Criteria” shall mean any performance criteria determined by the Committee in its sole discretion.

1.26     “Plan” shall mean the M/I Homes, Inc. 2018 Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

1.27     “Preexisting Plan” shall mean the M/I Homes, Inc. 2009 Long-Term Incentive Plan, as amended.

1.28     “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan.

1.29     “Retirement” shall mean, with respect to a Participant who is an Employee, a Participant’s termination of employment (other than for Cause) on or after the date on which the sum of the Participant’s years of service with the Company and its Affiliates plus the Participant’s age is equal to or greater than seventy (70); provided that the Participant has attained the age of fifty-five (55).

1.30     “Shares” shall mean the common shares, par value $0.01 per share, of the Company.

1.31     “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan.

1.32     “Subsidiary” shall mean: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or economic interests of such corporation or entity.

ARTICLE II

SHARES SUBJECT TO THE PLAN AND AWARD LIMITS

2.1     Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 4,250,000~~2,250,000~~, all of which may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in the open market for such purpose. Subject to this Article II, (a) upon a grant of a Full Value Award, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the product of (i) 1.50 and (ii) the number of Shares subject to such Full Value Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan shall be added back to the Plan in an amount equal to the product of (i) 1.50 and (ii) the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan and (b) upon a grant of an Option or Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan.

2.2     Share Usage. In addition to the number of Shares provided for in Section 2.1 of the Plan, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled in cash in lieu of Shares; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates; and (d) any Shares subject to outstanding awards under the Preexisting Plan as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares. Notwithstanding anything in the Plan to the contrary, in no event shall the following Shares again become available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an Option or a Stock Appreciation Right that is settled in Shares; (b) Shares tendered or withheld to pay the exercise price of an Award; (c) Shares tendered or withheld to pay the withholding taxes related to an Award; and (d) Shares repurchased on the open market with the proceeds of an Option exercise.

2.3     Fiscal Year Limits. Subject to Section 2.6 of the Plan, during any fiscal year of the Company, the Committee may not grant any Participant (a) Options covering more than 700,000 Shares, (b) Stock Appreciation Rights covering more than 700,000 Shares, (c) more than 700,000 Shares of Restricted Stock, (d) Other Stock-Based Awards covering more than 700,000 Shares, (e) Cash-Based Awards equal to more than $15,000,000, (f) Performance-Based Awards that are to be settled in Shares covering more than 700,000 Shares, (g) Performance-Based Awards that are to be settled in cash equal to more than $15,000,000 and (h) Full Value Awards covering more than 700,000 Shares.

2.4     Director Limit. The aggregate number of Shares with respect to which Awards may be granted under the Plan to any Director during any fiscal year shall not exceed that number of Shares having a Fair Market Value on the date of grant equal to $350,000.

2.5     Exception to Minimum Vesting Requirements. Notwithstanding anything in the Plan to the contrary, (a) the Committee may grant Awards covering up to five percent (5%) of the Shares available for issuance pursuant to Section 2.1 of the Plan, without regard to the minimum vesting requirements of Sections 5.5, 6.5, 7.3(a) and 8.1 of the Plan, and (b) for purposes of Awards to Directors, the vesting period will be deemed to be one (1) year if such vesting period runs from the date of one annual meeting of shareholders of the Company to the next annual meeting of shareholders of the Company provided that such annual meetings are at least 50 weeks apart.

2.6     Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.6 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1     In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2     Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with any applicable law and (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act.

ARTICLE IV

ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that Incentive Stock Options shall only be granted to Employees who are employed by the Company or any of its Subsidiaries.

ARTICLE V

OPTIONS

5.1     Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3     Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

5.4     Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.

5.5     Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of performance goals based on one (1) or more Performance Criteria. Notwithstanding the foregoing, subject to Section 2.5 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Option shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.

5.6     Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option shall be paid in cash or its equivalent, or in such other form if and to the extent permitted by the Committee, in its sole discretion, including (a) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price, (b) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law) or (c) by a combination of cash (or its equivalent) and the methods described in clauses (a) and/or (b). Subject to the terms of the Plan, as soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

5.7    Dividends. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be payable or credited in respect of Options.

5.8     Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(a) The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b) The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c) No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five (5) years from the date the Incentive Stock Option is granted.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1     Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2     Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3     Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

6.4     Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its date of grant.

6.5     Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of performance goals based on one (1) or more Performance Criteria. Notwithstanding the foregoing, subject to Section 2.5 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Stock Appreciation Right shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.

6.6     Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the

Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

6.7    Dividends. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be credited or payable in respect of Stock Appreciation Rights.

ARTICLE VII

RESTRICTED STOCK

7.1     Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2     Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

7.3     Terms, Conditions and Restrictions.

(a) The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, which may include a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one (1) or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Restricted Stock Award shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.

(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4     Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b) Unless otherwise provided in the related Award Agreement, (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that, notwithstanding the foregoing, payment of any such dividends or other distributions will be subject to the same terms, conditions and restrictions (including risk of forfeiture) as the Shares of Restricted Stock with respect to which they are paid and in no event will any such dividends or other distributions be paid unless and until the Shares of Restricted Stock to which they relate have vested.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1     Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including (a) unrestricted Shares or (b) time-based or performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.5 and Article XII of the Plan or as otherwise described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Other Stock-Based Award shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.

8.2     Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the number of Other Stock-Based Awards, the terms and conditions upon which the Other Stock-Based Award shall become vested, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.3     Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.4     Dividend Equivalents. Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that notwithstanding the foregoing, payment of any such dividend equivalents will be subject to the same terms, conditions and restrictions (including risk of forfeiture (if applicable)) as the Other Stock-Based Award with respect to which they are paid and, in no event, will any such dividend equivalents be paid unless and until the Other Stock-Based Award to which they relate has vested.

ARTICLE IX

CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time of settlement and the other terms and conditions, as applicable, of such Award which may include performance objectives and that the Cash-Based Award is a Performance-Based Award under Article X.

ARTICLE X

PERFORMANCE-BASED AWARDS

10.1     In General. Any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one (1) or more Performance Criteria during a performance period established by the Committee.

10.2     Performance Criteria.

(a) The Performance Criteria for Performance-Based Awards shall be established by the Committee in its sole discretion.

(b) The Performance Criteria may relate to the individual Participant, the Company, one (1) or more of its Affiliates or one (1) or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one (1) or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

(c) The Committee may, in its sole discretion, provide that amounts relating to or arising from extraordinary items, unusual or non-recurring events and/or changes in applicable tax laws or accounting principles be included or excluded from the Performance Criteria.

10.3     Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish (a) the applicable performance goals and performance period and (b) the formula for computing the Performance-Based Award.

10.4     Determination of Performance. With respect to Performance-Based Awards, the Committee shall determine whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award.

10.5     Increases Prohibited. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, none of the Committee, the Board, the Company or any Affiliate may increase the amount of compensation payable under a Performance-Based Award. The Committee may adjust downward, but not upward, the amount payable pursuant to such an Award, and the Committee may not waive the achievement of the applicable performance goal, except in the case of a Change of Control or the death, Disability or Retirement of the Participant.

ARTICLE XI

TERMINATION OF EMPLOYMENT OR SERVICE

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Participants or Awards granted under the Plan and may reflect distinctions based on the reasons for termination. Except as otherwise provided in the Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, or Retirement of the Participant.

ARTICLE XII

CHANGE IN CONTROL

Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, the Committee, in its sole discretion and without liability to any person, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; and/or (c) the issuance of substitute awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

ARTICLE XIII

AMENDMENT OR TERMINATION OF THE PLAN

13.1     In General. Except as otherwise provided in the Plan, the Board or the Committee may amend or terminate the Plan or any Award Agreement at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.6 of the Plan), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

13.2    Awards Previously Granted. Subject to Article XII of the Plan, no amendment or termination of the Plan or an Award Agreement shall adversely affect in any material way any outstanding Award previously granted under the Plan, without the written consent of the Participant holding such Award, provided that no such consent shall be required with respect to any amendment or termination that the Board or the Committee determines, in its sole discretion, is necessary or advisable in order for the Company, the Plan or an Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard.

13.3     Repricing. Except for adjustments made pursuant to Section 2.6 of the Plan, in no event may the Board or the Committee, without shareholder approval, (a) amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, (b) cancel an outstanding Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right or (c) at any time when the exercise price of an outstanding Option or Stock Appreciation Right is greater than the Fair Market Value of a Share, cancel such Option or Stock Appreciation Right in exchange for cash or other Awards.

ARTICLE XIV

TRANSFERABILITY

14.1     Except as described in Section 14.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.

14.2     A Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XV

MISCELLANEOUS

15.1     No Right to Continue Services or to Awards. Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee, Director or Consultant at any time. In addition, no Employee, Director or Consultant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

15.2    Tax Withholding.

(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or (iii) collected directly from the Participant.

(b) Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

15.3    Election Under Section 83(b) of the Code. In any case in which a Participant is permitted to make an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Treasury Regulations issued under Section 83(b) of the Code or other applicable provision.

15.4     Requirements of Law. The Plan, the grant and exercise of Awards thereunder and the issuance of Shares under such Awards shall be subject to all applicable federal, state and local laws, rules and regulations (including all applicable federal and state securities laws) and to all required approvals of any governmental agencies or stock exchange, market or quotation system on which the Shares are then listed or traded. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or stock exchange, market or quotation system on which the Shares are then listed or traded that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal, state or local law or ruling of any governmental agency that the Committee deems necessary.

15.5     Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange, market or quotation system upon which the Shares are then listed or traded or any other applicable federal, state or local law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 15.5.

15.6     Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, market or quotation system on which the Shares are then listed or traded.

15.7    Compensation Recovery. This provision applies to any policy adopted by any exchange on which the securities of the Company are listed pursuant to Section 10D of the Act. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award under the Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy or applicable law.

15.8     Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law provisions.

15.9     No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

15.10     Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

15.11    Fractional Shares. No fractional Shares shall be issued under the Plan, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

15.12     Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.13     Compliance With Section 409A of the Code. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A of the Code shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to additional taxes under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement shall be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. The exercisability of an Option or a Stock Appreciation Right shall not be extended to the extent that such extension would subject the Participant to additional taxes under Section 409A of the Code. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if an Award is not exempt from the requirements of Section 409A of the Code, the Participant (or, if the Participant is not the original grantee of the applicable Award, the original grantee of the applicable Award) is a “specified employee” (within the meaning of Section 409A of the Code) and a payment under the Award is due as a result of such individual’s “separation from service” (as that term is defined for purposes of Section 409A of the Code using the default rules), then no payment shall be made under the Award due to such separation from service before the date that is six (6) months after the date on which the Participant incurs such separation from service, except as otherwise allowed by Section 409A of the Code.

15.14     Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVI

EFFECTIVE DATE AND TERM OF THE PLAN

The Effective Date of the Plan is May 8, 2018. No Incentive Stock Options shall be granted under the Plan after February 15, 2028 and no other Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the Effective Date, no grants of awards shall be made under the Preexisting Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2022 Annual Meeting Proxy Card

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:

	For	Withhold
01 - Friedrich K.M. Böhm	☐	☐	02 - William H. Carter

			For	Against	Abstain
2. A non-binding, advisory resolution to approve the compensation of the named executive officers of M/I Homes, Inc.			☐	☐	☐

4. To ratify the appointment of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for the 2022 fiscal year.			☐	☐	☐

For	Withhold		For	Withhold
☐	☐	03 - Robert H. Schottenstein	☐	☐

			For	Against	Abstain

3.  To approve an amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan to (i) increase the number of common shares available for issuance under the plan and (ii) provide that, for purposes of equity-based awards to the non-employee directors under the plan, the vesting period will be deemed to be one year if it runs from the date of one annual meeting of shareholders to the next annual meeting of shareholders provided that such annual meetings are at least 50 weeks apart.

			☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 5 3 7 6 0 8
03L01B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 12, 2022.
The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2021 Annual Report to Shareholders are available at: www.edocumentview.com/MHO

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - -

Proxy – M/I Homes, Inc.

This Proxy is solicited on behalf of the Board of Directors of M/I Homes, Inc. for the Annual Meeting of Shareholders to be held on May 12, 2022.

The undersigned hereby appoints Robert H. Schottenstein and Susan E. Krohne, and each of them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held solely by remote communication in a virtual-only format at www.meetnow.global/MUKWLRA, on Thursday, May 12, 2022, at 9:00 a.m., Eastern Daylight Time, or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the named executive officers of M/I Homes, Inc. (Proposal No. 2), FOR the approval of the amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan (Proposal No. 3) and FOR the ratification of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for 2022 (Proposal No. 4). If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as director named in Proposal No. 1 is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters or for such substitute nominees as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 8, 2022, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2021 Annual Report to Shareholders, which includes M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any proxy previously given to vote the Common Shares which the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders is hereby revoked.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., (Eastern Daylight Time), on May 12, 2022.
Online Go to www.envisionreports.com/MHO or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-V0TE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MHO

2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - -

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:
	For	Withhold
01 - Friedrich K.M. Böhm	☐	☐	02 - William H. Carter

			For	Against	Abstain
2. A non-binding, advisory resolution to approve the compensation of the named executive officers of M/I Homes, Inc.			☐	☐	☐

4. To ratify the appointment of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for the 2022 fiscal year.			☐	☐	☐

For	Withhold		For	Withhold
☐	☐	03 - Robert H. Schottenstein	☐	☐

			For	Against	Abstain

3.  To approve an amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan to (i) increase the number of common shares available for issuance under the plan and (ii) provide that, for purposes of equity-based awards to the non-employee directors under the plan, the vesting period will be deemed to be one year if it runs from the date of one annual meeting of shareholders to the next annual meeting of shareholders provided that such annual meetings are at least 50 weeks apart.

			☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03LNZB

The 2022 Annual Meeting of Shareholders of M/I Homes, Inc. will be held on

Thursday, May 12, 2022 at 9:00 a.m., Eastern Daylight Time, solely by remote communication in a virtual-only format.

The virtual meeting will be accessible at www.meetnow.global/MUKWLRA

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 12, 2022.

The Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy and 2021 Annual Report to Shareholders are available at:

www.envisionreports.com/MHO

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MHO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - -

Proxy – M/I Homes, Inc.	+

This Proxy is solicited on behalf of the Board of Directors of M/I Homes, Inc. for the Annual Meeting of Shareholders to be held on May 12, 2022.

The undersigned hereby appoints Robert H. Schottenstein and Susan E. Krohne, and each of them, as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held solely by remote communication in a virtual-only format at www.meetnow.global/MUKWLRA, on Thursday, May 12, 2022, at 9:00 a.m., Eastern Daylight Time, or any adjournment thereof, with all powers the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be voted FOR the election of the director nominees identified in Proposal No. 1, FOR the approval of the compensation of the named executive officers of M/I Homes, Inc. (Proposal No. 2), FOR the approval of the amendment to the M/I Homes, Inc. 2018 Long-Term Incentive Plan (Proposal No. 3) and FOR the ratification of Deloitte & Touche LLP as M/I Homes, Inc.’s independent registered public accounting firm for 2022 (Proposal No. 4). If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as director named in Proposal No. 1 is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the proxies on such matters or for such substitute nominees as the Board of Directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 8, 2022, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2021 Annual Report to Shareholders, which includes M/I Homes, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any proxy previously given to vote the Common Shares which the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders is hereby revoked.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+